UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 20, 2023

AMERIGUARD SECURITY SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-173039	99-0363866
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5470 W. Spruce Avenue, Suite 102

Fresno, CA

(Address of principal executive offices)

(559) 271-5984

(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Securities registered pursuant to Section 12(g) of the Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2023, Ameriguard Security Services Inc. (“AGSS”) entered a share purchase agreement to TransportUS, Inc. (“TUS”), a privately held California corporation. TUS provides similar services as AGSS.

The purchase will include all of the outstanding equity of TUS. Lawrence Garcia, CEO of AGSS, was the sole stockholder of TUS. In exchange for all of the equity of TUS, Mr. Garcia received 3,000,000 shares of common stock of AGSS, $0.001 par value per share (the “Common Stock”), representing approximately 3.11% of AGSS’s outstanding shares of Common Stock (the “Share Exchange”), calculated post-issuance. 1,500,000 shares of Common Stock were issued on December 8, 2023 and 1,500,000 shares of Common Stock shall be issued upon the renewal of the existing Long Beach VA contract.

Prior to the date of the Agreement, AGSS and TUS were under the common control of Lawrence Garcia. Despite the common control, the board of directors of AGSS believed that the agreement was entered into at an arm’s-length.

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 8, 2023, AGSS completed the acquisition of the outstanding equity of TUS, pursuant to the terms of the share exchange agreement, dated October 20, 2023.

On December 8, 2023, the Company closed on the above transaction by issuing the initial 1,500,000 shares of Common Stock and acquired the outstanding equity of TUS, which includes the assets, in addition to any and all customer lists of TUS, and the goodwill associated with the aforementioned.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired. In accordance with Item 9.01(a), TUS’ audited financial statements for the years ended December 31, 2022 and 2021 are attached to this Current Report on Form 8-K and (ii) TUS’ unaudited financial statements for the interim period ended September 30, 2023 are included with this Current Report.

(b) Pro forma financial information. The pro forma financial information required by this Item 9.01(b) is also attached to this Current Report.

(c) Shell Company Transactions. Not applicable.

(d) Exhibits.

10.1	Share purchase agreement, by and among TransportUS, Inc., Lawrence Garcia, the sole shareholder of TransportUS, and Ameriguard Security Services Inc., dated October 20, 2023.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 12, 2023

Ameriguard Security Services Inc.

/s/ Lawrence Garcia
By:	Lawrence Garcia
Title:	President

2

TransportUS, Inc.
Financial Audit Report
December 31, 2022 and 2021

Financial Statement Report

(unaudited)

September 30, 2023 and 2022

Independent Auditor’s Report

To the Members’ and Board of Directors of TransportUS, Inc.

Opinion
We have audited the accompanying financial statements of TransportUS, Inc. which comprise the balance sheets as of December 31, 2022 and 2021, and the related statements of operations, statement of Stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TransportUS, Inc. as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United State of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of TransportUS, Inc. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

○	Exercise professional judgment and maintain professional skepticism throughout the audit.

○	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

○	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of TransportUS, Inc. internal control. Accordingly, no such opinion is expressed.

○	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

○	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about TransportUS, Inc. ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/S/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

September 1, 2023

We have served as the Company’s auditor since 2023

TransportUS, Inc.
Balance Sheet Comparative

	December 31, 2022	December 31, 2021
Assets
Current Assets
Cash	$523,835	$-
Account Receivable (Note 1)	161,166	682,209
Current Portion related Party Receivable	9,300	200,000
Prepaid Expenses (Note 3)	74,672	123,656
Deposits	38,000	38,000
Total Current Assets	806,973	1,043,865

Noncurrent Assets
Fixed Assets, net depreciation (Note 4)	192,907	178,083

Long-term Assets
Related Party Receivable (Note 5)	340,700	498,840

Total Noncurrent Assets	533,607	676,923

Total Assets	$1,340,580	$1,720,788

Liabilities and Stockholder Equity
Current Liabilities
Accounts Payable	$62,583	$118,853
Bank overdraft	-	32,139
Deferred Revenue (Note 6)	887,327	1,087,327
Loan Payable - Secure Transportation (Note 7)	-	76,010
Retirement Plans Payable	12,110	48,199
Total Other Current Liabilities	962,020	1,362,528

Owners’ Equity
Capital Stock	1,000	1,000
Retained Earnings	377,560	357,260
Total Stockholder Equity	378,560	358,260
Total Liabilities and Stockholder Equity	$1,340,580	$1,720,788

See accompanying notes to financial Statements

TransportUS, Inc.

STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,	December 31,
	2022	2021
Revenue
Transportation Services - Government	$4,314,124	$3,768,420
Discounts and Allowances	(10,534)	(3,926)
Total Revenue	4,303,590	3,764,494

Cost of Goods Sold
Salaries and related taxes	1,996,064	1,212,593
Employee benefits	357,885	270,486
Subcontractor Expense	215,988	1,356,376
Transport Vehicle Expense	1,414,055	810,644
Other direct expenses	26,394	12,518
Total Cost of Goods Sold	4,010,387	3,662,616

Gross Profit	293,204	101,878

Operating Expenses
Management expense	111,588	78,269
Advertising and marketing	8,631	12,709
General Administrative Expenses	24,573	23,293
Outside Services/consultant	31,930	31,397
Depreciation	46,089	29,201
Professional Fees	11,442	21,195
Automobile Expense	28,074	11,284
Insurance	33,366	781
Telephone - Cellular	23,857	2,780
Total Operating Expenses	319,540	210,910

Net Income/(Loss) from Operations	(26,346)	(109,032)

Other Income (Expenses) – Note 11
Other Income	461,423	149,000
Other expense	(399,538)	-
Total Other Income (Expense)	61,885	149,000

Net Income	$35,539	$39,968

See accompanying notes to financial Statements

TransportUS, Inc.

STATEMENTS OF OWNERS’ EQUITY

For the Years Ended December 31, 2021, and 2022

				Total
	Common Stock		Stockholders’	Stockholders’
	Shares	Amount	Equity	Equity
Balance, December 31, 2020	1,000	$1,000	$316,189	$317,189
Owner (Draws)/Contributions	-	-	1,103	1,103
Net Income for year ended December 31, 2021			39,968	39,968
Balance, December 31, 2021	1,000	$1,000	$357,260	$358,260
Owner (Draws)/Contributions			(15,239)	(15,239)
Net Income for year ended December 31, 2021			35,539	35,539
Balance, December 31, 2022	1,000	$1,000	$378,560	$378,560

See accompanying notes to financial Statements

TransportUS, Inc.

STATEMENT OF CASH FLOWS

	For the Years Ended
	December 31,	December 31,
	2022	2021
OPERATING ACTIVITIES
Net Income	$35,539	$39,968
Adjustments to reconcile Net Income to Net Cash provided by operations:
Account Receivable	521,043	(568,539)
Prepaid Expenses	48,985	15,621
Deposits	-	(1,000)
Accounts Payable	(55,546)	54,221
Deferred Revenue - Secure	(200,000)	271,593
Credit Cards	(725)	314
Retirement Plans Payable	(36,089)	22,954
Depreciation Expense	46,089	29,201
Net cash provided by OPERATING ACTIVITIES	359,296	(135,667)

INVESTING ACTIVITIES
Vehicles	(60,913)	(181,534.00)
Net cash provided by INVESTING ACTIVITIES	(60,913)	(181,534)

FINANCING ACTIVITIES
Interco Rec - AmeriGuard Systems	348,840	(43,367.00)
Loan Payable - Secure Transportation (vehicles)	(72,046)	76,010.00
Owner (Draws)/Contributions	(15,239)	1,103.00
Net cash provided/(used) by FINANCING ACTIVITIES	257,591	33,746

Net cash increase for period	555,974	(283,455)
Cash at beginning of period	(32,139)	251,316
Cash at end of period	$523,835	$(32,139)

See accompanying notes to financial Statements

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

TransportUS, Inc. (the Company), was incorporated on October 24, 2018, with an S-Corp tax election. The corporation was incorporated with the issuance of 1,000 shares of no-par value stock held by Lawrence Garcia, President and CEO. The Company provides human transportation services as a federal contractor, currently providing services in the state of California.

The Company’s accounting year end is December 31.

Basis of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates include estimated useful lives and potential impairment of property and equipment, along with the collectability of some receivables from customers.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. On December 31, 2022, the Company had cash and cash equivalents totaling $523,835, and December 31, 2021, the Company held a cash and cash equivalent deficit of $32,139.

Accounts Receivable

We record accounts receivable at net realizable value. This value includes an appropriate allowance for estimated uncollectible accounts to reflect any loss anticipated on the accounts receivable balances and is charged to other bad debt expense. We calculate this allowance based on our history of write-offs, the level of past-due accounts based on the contractual terms of the receivables, and our relationships with, and the economic status of, our customers. The uncollectable amount historically has been less than 1%. As of December 31, 2022, and 2021, an allowance for estimated uncollectible accounts was determined to be unnecessary.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate. The estimated useful life for Machinery and Equipment, and Vehicles is 5 years, with Leasehold improvements useful life is 10 Years.

Revenue Recognition

We recognize revenue when the Invoice for contracted services is issued as stipulated by the contract. Other services provided are recognized at the time the service is provided. Refunds, which are minimal, are recorded as a reduction of revenue. The Company has not recorded a reserve for returns on December 31, 2022, or 2021 since it does not believe such returns will be material.

NOTE 3 – PREPAID EXPENSES

The company maintains a prepaid expense account for those expenses paid in advance for future periods. These payments are for insurances policies including General Liability, Auto Insurance and Workers Compensation insurance. Some insurance companies allow for monthly premium payments, thus not requiring them to be prepaid. Insurance premiums paid in advance as of December 31, 2022 totaled $74.671, and $123,656 as of December 31, 2021.

NOTE 4 – FIXED ASSETS

Fixed assets consist of the following on December 31, 2022, and 2021:

	2021	2020
Vehicles	436,097	375,184
Accumulated Depreciation	(243,190)	(197,101)
Fixed Assets, Net	$192,907	$178,083

NOTE 5 – RELATED PARTY RECEIVABLE

On December 31, 2022, the Company held a receivable from a related company, AmeriGuard Security Systems, Inc (AmeriGuard) in the amount of $350,000, and on December 31, 2021, the balance was $698,840. The relationship with AmeriGuard relates to the contract the Company holds with the Veteran’s Administration in Long Beach, California. The contract required this relationship with AmeriGuard, at the time of award. Funds from the contract were shared with AmeriGuard, during the first 3.5 years of operations and ended April 2022. As of December 31, 2022, the receivable was adjusted to $350,000 and a note payable from AmeriGuard was executed. The $350,000 note is amortized over 20 years, with a balloon payment December 31, 2032. The interest rate is 6%, with the monthly payment of $2,500. For 2023, the payments will be interest only in the amount of $1,750. The note receivable is presented with the current portion of $9,300, and long term portion of $340,700.

NOTE 6 – DEFERRED REVENUE

During the first three years of operations, Secure Transportation, Inc. (Secure), a subcontractor, advanced funds to the Company with the expectation of future services provided for Secure. This arrangement ended, December 31, 2021, after Secure advanced $1,087,327. The agreement moving forward required the Company to provide services in the amount of $15,000 per month or return funds to secure in that same amount. During 2022, the Company has returned funds in the amount of $200,000, leaving a balance of $887,327 as of December 31, 2022.

NOTE 7 – LOAN PAYABLE – SECURE TRANSPORTATION, INC.

During 2021, the Company purchased several used vehicles under one-year notes from Secure Transportation, Inc. the Company’s partner in the VA Long Beach contract. There were five twelve-month or less notes with an interest rate of 5%. The starting dates were in the 4th quarter 2021 with the last payment due was in December 2022. They were treated as short term liabilities and had balances on December 31, 2022, of $0 and on December 31, 2021, of $76,010.

NOTE 8 – PAYROLL LIABILITY – PENSION

The company offers a pension plan for its employees. Employees have an option to participate in a 401K sponsored by the company with a matching program up to 5% of employee salary. The pension balances due on December 31, 2022, and 2021 for the plan were $12,110 and $48,199 respectively.

NOTE 9 – INCOME TAXES

The Company has elected to be treated as an S Corporation under the Internal Revenue Code. In lieu of corporate income taxes, the stockholders of an S Corporation are taxed on their proportionate share of the Company’s income. Therefore, no provision for income taxes has been included in the accompanying financial statements.

NOTE 10 – CONCENTRATION OF SALES

The company generated approximately $4,304,000 and $3,764,000 in Transportation services revenue for the years 2022 and 2021 respectively. Currently our contract with the Department of Veterans Affairs of Long Beach, CA is the Company’s only source of revenue. The contract began August 2018 and went through July 2023. However, it was renewed for one-year effective March 2023 through March 2024.

NOTE 11 – OTHER INCOME AND EXPENSE

During 2022 the Company received some revenue outside of normal operations. The company received $461,423 in Employee Retention Tax Credit (ERTC) funds connected with the 2021 fiscal year. The receipts of this Credit will require the amendment of the 2021 federal and state tax returns. Due to the sub chapter S tax election the tax impact flows through to the owner. As a result there is no tax liability calculated for the Company.

Also during 2022, the Company incurred some expenses not a part of normal operations. As described in note 5, the company converted a related party receivable from Ameriguard Security Systems, Inc. to a note payable and reduced the amount due to $350,000. The amount expensed to reduce the receivable to this amount was $368,538. The remaining $31,000 of other expenses are the professional fees incurred relating to the ERTC funds received.

NOTE 12 – SUBSEQUENT EVENTS

There are no subsequent events to report.

TransportUS, Inc.

Balance Sheet Comparative

(unaudited)

	September 30,	December 31,
	2023	2022
Assets
Current Assets
Cash	$469,002	$523,835
Account Receivable (Note 2)	185,157	161,166
Current Portion related Party Receivable	9,300	9,300
Prepaid Expenses (Note 3)	86,091	74,672
Deposits	33,000	38,000
Total Current Assets	782,550	806,973

Noncurrent Assets
Fixed Assets, net depreciation (Note 4)	261,812	192,907

Long-term Assets
Related Party Receivable (Note 5)	340,700	340,700

Total Noncurrent Assets	602,512	533,607

Total Assets	$1,385,062	$1,340,580

Liabilities and Stockholder Equity
Current Liabilities
Accounts Payable	125,252	62,583
Deferred Revenue (Note 6)	767,327	887,327
Retirement Plans Payable (Note 7)	18,760	12,110
Total Other Current Liabilities	911,339	962,020

Owners’ Equity
Common stock, $1.00 par value, 1,000 shares issued and outstanding at September 30, 2023 and December 31, 2022	1,000	1,000
Retained Earnings	472,723	377,560
Total Stockholder Equity	473,723	378,560
Total Liabilities and Stockholder Equity	$1,385,062	$1,340,580

See accompanying notes to financial Statements

TransportUS, Inc.

STATEMENTS OF OPERATIONS

(unaudited)

For the Nine Months Ending September 30, 2023 and 2022

	2023	2022
Revenue
Transportation Services - Government	$3,132,016	$3,183,581
Discounts and Allowances	(1,293)	(7,934)
Total Revenue	3,130,723	3,175,647

Cost of Goods Sold
Salaries and related taxes	1,480,543	1,479,154
Employee benefits	332,195	270,232
Subcontractor Expense	146,462	163,640
Transport Vehicle Expense	789,914	1,097,495
Other direct expenses	16,453	15,706
Total Cost of Goods Sold	2,765,567	3,026,227

Gross Profit	365,156	149,420

Operating Expenses
Management expense	83,691	83,691
Advertising and marketing	356	3,000
General Administrative Expenses	26,681	21,868
Outside Services/consultant	18,750	24,430
Depreciation	34,200	34,567
Professional Fees	67,182	9,451
Automobile Expense	25,965	24,031
Insurance	2,399	31,555
Telephone - Cellular	26,525	15,787
Total Operating Expenses	285,749	248,380

Net Income/(Loss) from Operations	79,407	(98,960)

Other Income (Expenses)
Other Income	15,756	145,111
State Income Tax		(1,000)
Total Other Income (Expense)	15,756	144,111

Net Income	$95,163	$45,151

See accompanying notes to financial Statements

TransportUS, Inc.

STATEMENTS OF OWNERS’ EQUITY

For the Nine Months Ending September 30, 2023

				Total
	Common Stock		Stockholders’	Stockholders’
	Shares	Amount	Equity	Equity
Balance, December 31, 2022	1,000	$1,000	$377,560	$378,560
Owner (Draws)/Contributions	-	-		-
Net Income for the nine months ending September 30, 2023			95,163	95,163
Balance, September 30, 2023	1,000	$1,000	$472,723	$473,723

See accompanying notes to financial Statements

TransportUS, Inc.

Statement of Cash Flows

	September 30,	September 30,
	2023	2022
OPERATING ACTIVITIES
Net Income	$95,163	$45,151
Adjustments to reconcile Net Income to Net Cash provided by operations:
Account Receivable	(23,227)	269,806
Prepaid Expenses	(11,170)	114,659
Deposits	5,000	-
Accounts Payable	62,671	119,217
Deferred Revenue - Secure	(120,000)	(155,000)
Retirement Plans Payable	6,649	(10,787)
Depreciation Expense	34,200	34,567
Net cash provided by OPERATING ACTIVITIES	49,286	417,613

INVESTING ACTIVITIES
Vehicles	(103,105)	(60,913)
Net cash provided by INVESTING ACTIVITIES	(103,105)	(60,913)

FINANCING ACTIVITIES
Interco Rec - AmeriGuard Systems	(764)	(19,698.00)
Loan Payable - Secure Transportation (vehicles)		(59,211.00)
Owner (Draws)/Contributions		(239.00)
Net cash provided/(used) by FINANCING ACTIVITIES	(764)	(79,148)

Net cash increase for period	(54,583)	277,552
Cash at beginning of period	523,585	(32,139)
Cash at end of period	$469,002	$245,413

See accompanying notes to financial Statements

TransportUS, Inc.

Financial Report Notes

(unaudited)

September 30, 2023 and 2022

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

TransportUS, Inc. (the Company), was incorporated on October 24, 2018, with an S-Corp tax election. The corporation was incorporated with the issuance of 1,000 shares of no-par value stock held by Lawrence Garcia, President and CEO. The Company provides human transportation services as a federal contractor, currently providing services in the state of California.

The Company’s accounting year end is December 31.

Basis of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates include estimated useful lives and potential impairment of property and equipment, along with the collectability of some receivables from customers.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. On September 30, 2023, the Company had cash and cash equivalents totaling $469,002, and December 31, 2022, the Company held a cash and cash equivalents totaling $523,835.

Accounts Receivable

We record accounts receivable at net realizable value. This value includes an appropriate allowance for estimated uncollectible accounts to reflect any loss anticipated on the accounts receivable balances and is charged to other bad debt expense. We calculate this allowance based on our history of write-offs, the level of past-due accounts based on the contractual terms of the receivables, and our relationships with, and the economic status of, our customers. The uncollectable amount historically has been less than 1%. As of September 30, 2023, and December 31, 2021, an allowance for estimated uncollectible accounts was determined to be unnecessary.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate. The estimated useful life for Machinery and Equipment, and Vehicles is 5 years, with Leasehold improvements useful life is 10 Years.

Revenue Recognition

We recognize revenue when the Invoice for contracted services is issued as stipulated by the contract. Other services provided are recognized at the time the service is provided. Refunds, which are minimal, are recorded as a reduction of revenue. The Company has not recorded a reserve for returns on December 31, 2022, or 2022 since it does not believe such returns will be material.

NOTE 3 – PREPAID EXPENSES

The company maintains a prepaid expense account for those expenses paid in advance for future periods. These payments are for insurances policies including General Liability, Auto Insurance and Workers Compensation insurance. Some insurance companies allow for monthly premium payments, thus not requiring them to be prepaid. Insurance premiums paid in advance as of September 30, 2023 totaled $86,091, and $74,672 as of December 31, 2022.

NOTE 4 – FIXED ASSETS

Fixed assets consist of the following on September 30, 2023 and December 31, 2022:

	2023	2022
Leasehold Improvements	46,496	-0-
Vehicles	436,097	436,097
Accumulated Depreciation	(277,390)	(243,190)
Fixed Assets, Net	$261,812	$192,907

NOTE 5 – RELATED PARTY RECEIVABLE

On December 31, 2022, the Company held a receivable from a related company, AmeriGuard Security Systems, Inc (AmeriGuard) in the amount of $350,000, and on December 31, 2021, the balance was $698,840. The relationship with AmeriGuard relates to the contract the Company holds with the Veteran’s Administration in Long Beach, California. The contract required this relationship with AmeriGuard, at the time of award. Funds from the contract were shared with AmeriGuard, during the first 3.5 years of operations and ended April 2022. As of December 31, 2022, the receivable was adjusted to $350,000 and a note payable from AmeriGuard was executed. The $350,000 note is amortized over 20 years, with a balloon payment December 31, 2032. The interest rate is 6%, with the monthly payment of $2,500. For 2023, the payments will be interest only in the amount of $1,750. The note receivable is presented with the current portion of $9,300, and long term portion of $340,700.

NOTE 6 – DEFERRED REVENUE

During the first three years of operations, Secure Transportation, Inc. (Secure), a subcontractor, advanced funds to the Company with the expectation of future services provided for Secure. This arrangement ended, December 31, 2021, after Secure advanced $1,087,327. The agreement moving forward required the Company to provide services in the amount of $15,000 per month or return funds to secure in that same amount. During 2022, the Company has returned funds in the amount of $200,000, leaving a balance of $887,327 as of December 31, 2022. As of September 30, 2023 the balance is $767,327.

NOTE 7 – PAYROLL LIABILITY – PENSION

The company offers a pension plan for its employees. Employees have an option to participate in a 401K sponsored by the company with a matching program up to 5% of employee salary. The pension balances due on September 30, 2023 totaled $18,760 and $12,110 as of December 31, 2022.

NOTE 8 – INCOME TAXES

The Company has elected to be treated as an S Corporation under the Internal Revenue Code. In lieu of corporate income taxes, the stockholders of an S Corporation are taxed on their proportionate share of the Company’s income. Therefore, no provision for income taxes has been included in the accompanying financial statements.

NOTE 9 – CONCENTRATION OF SALES

The company generated approximately $3,131,000 and $3,176,000 in Transportation services revenue for the nine months ending September 30, 2023 and 2022. Currently our contract with the Department of Veterans Affairs of Long Beach, CA is the Company’s only source of revenue. The contract began August 2018 and went through July 2023. However, it was renewed for one-year effective March 2023 through March 2024.

NOTE 10 – OTHER INCOME AND EXPENSE

During 2022 the Company received some revenue outside of normal operations. The company received $145,111 in Employee Retention Tax Credit (ERTC) funds connected with the 2021 fiscal year. The receipts of this Credit will require the amendment of the 2021 federal and state tax returns. Due to the sub chapter S tax election the tax impact flows through to the owner. As a result, there is no tax liability calculated for the Company.

AmeriGuard Security Services, Inc.

PROFORMA CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2022	2021
Assets
Current Assets
Cash	$1,751,489	$2,097,662
Accounts Receivable, net (note 1)	2,030,433	2,897,406
Prepaid Insurance	185,500	231,540
Deposits	38,000	38,000
Current Portion Note Receivable (note ??)	9,300	200,000
Related Party Receivable (note 3)	-	-
Total Current Assets	4,014,722	5,464,608

Other Non-Current Assets
Fixed assets, net depreciation (note 4)	491,714	310,886
Operating Lease	302,695	-
Long Term Portion Note Receivable (note ??)	340,700	498,840
Total Non-Current Assets	1,135,109	809,726

Total Assets	$5,149,831	$6,274,334

Liabilities
Current Liabilities
Accounts payable	$824,098	$537,195
Accrued Interest Due (note 6)	49,035	-
Deferred Revenue (note ??)	887,327	1,087,327
Accrued Payroll	737,142	657,741
Payroll liability - Pension (note 5)	466,076	664,778
Current portion of notes payable (note 6)	719,563	203,625
Total Current Liabilities	3,683,241	3,150,666

Long Term Liabilities
Long term portion of notes payable (note 6)	2,782,784	780,845
Operating Lease	294,387	-
Total Liabilities	6,760,412	3,931,511

Stockholders’ equity
Common stock, $.001 par value, 94,917,302 shares issued and outstanding at December 31, 2022 and 2021 (Note 7)	158,346	158,346
Retained earnings/(deficit)	(1,768,927)	2,184,477
Total Stockholders’ Equity	(1,610,581)	2,342,823
Total Liabilities and Stockholders’ Equity	$5,149,831	$6,274,334

See accompanying notes to financial statements

AmeriGuard Security Services, Inc.

PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,	December 31,
	2022	2021
Revenue
Professional Services	$28,946,685	$26,182,822
Other related income	192,719	24,185
Total Revenue	29,139,404	26,207,007

Cost of Services
Salaries and related taxes	17,026,803	15,085,834
Employee benefits	3,410,659	3,185,808
Sub-Contractor payments	3,690,628	4,790,335
Guard training	203,133	222,514
Vehicles and equipment expenses	1,628,090	1,007,338
Total Cost of Services	25,959,313	24,291,829

Gross Margin	3,180,091	1,915,178

Operating Expenses
Salaries, payroll taxes and benefits	1,161,982	427,445
Vehicle expense	461,498	306,338
Professional services	372,756	339,637
Cellular services	130,239	114,921
General liability insurance	120,485	112,068
Advertising and marketing	137,174	90,059
General and administrative expenses	700,142	359,633
Loan interest	104,341	59,949
Depreciation expense	89,016	81,474
Total Operating Expenses	3,277,633	1,891,524

Net Income/(Loss) from Operations	(97,542)	23,654

Other Income (Expenses)
Other Income	461,423	149,000
Other (Expense)	(743,643)	-
Total Other Income	(282,220)	149,000

Net Income/(loss) before Income Taxes	(379,763)	172,654

Income tax expense	13,158	38,570

Net Income/(loss)	$(392,921)	$134,084

Net Income/(loss) per Common Share - Basic and Diluted	$(0.0042)	$0.0014

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	93,417,302	93,417,302

See accompanying notes to financial statements

AmeriGuard Security Services, Inc.

PROFORMA CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

For the Years Ended December 31, 2021 and 2022

	Common Stock		Preferred Stock		Additional Paid-In	Stockholders’	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Equity	Equity
Balance, December 31, 2020	2,743,302	$69,346	675,000	$10,000	$9,976,045	$(7,191,705)	$2,863,685
Owner draws (pre-merger)	-	-				(473,238)	(473,238)
Equity Merger	89,999,000	89,000		(10,000)	(579,000)		(500,000)
Cancelation and conversion of preferred stock	675,000		(675,000)
Share purchase of TransportUS, Inc.	1,500,000	1,500			(500)	317,292	318,292
Net Income for year ended December 31, 2021						134,084	134,084
Balance, December 31, 2021	94,917,302	$159,846	-	$-	$9,396,545	$(7,213,567)	$2,342,823
Owner draws (pre-merger)						(78,064)	(78,064)
Shareholder buyout					(3,384,950)		(3,384,950)
Retained Deficit of merger with related entity						(97,470)	(97,470)
Net (Loss) for year ended December 31, 2022						(392,921)	(392,921)
Balance, December 31, 2022	94,917,302	$159,846	-	$-	$6,011,595	$(7,782,022)	$(1,610,581)

See accompanying notes to financial statements

AmeriGuard Security Services, Inc.

PROFORMA CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,	December 31,
	2022	2021
Cash Flows from Operating Activities
Net Income/(Loss)	$(392,921)	$134,084
Adjustment to reconcile net loss from operations:
Changes in Operating Assets and Liabilities
Accounts Receivable, net	866,973	(591,912)
Prepaid Expenses	46,040	(17,328)
Deposits	-	(1,000)
Accounts payable	286,902	88,277
Accrued Interest	49,035	-
Deferred Revenue	(200,000)	271,593
Accrued Payroll	79,401	75,693
Payroll liability - Pension	(198,702)	100,191
Depreciation	89,016	81,474
Operating lease liability	(79,358)	-
Operating lease asset	71,049	-
Net Cash (Used)/provided in Operating Activities	617,435	141,072

Cash Flows (Used)/Provided from Investing Activities
Purchase of fixed assets	(66,956)	(206,086)
Building improvements	(224,132)	-
Purchase of Shell Corporations - AGSS	-	(500,000)
Net Cash Used by Investing Activities	(291,088)	(706,086)

Cash (Used)/Provided from Financing Activities
Note Receivable	348,840	(43,367)
Secure Transportation vehicle loan	-	97,510
Payment for Shareholder buyout	(686,990.0)	-
Loan principal payments	(256,308)	(227,097)
Owner distributions	(78,063)	(472,135)
Net Cash Provided by Financing Activities	(672,521)	(645,089)

Net Increase (Decrease) in Cash	(346,173)	(1,210,103)
Cash at Beginning of Period	2,097,662	3,307,765
Cash at End of Period	$1,751,489	$2,097,662

Supplemental Cash Flow Information:
Income Taxes Paid	$13,158	$38,570
Interest Paid	$104,341	$59,949

Supplemental disclosure of non-cash financing activities:
Shareholder Loan	$3,384,950
Operating leases - right of use asset	$302,695
Operating leases - lease liability	$294,387

See accompanying notes to financial statements

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

AmeriGuard Security Services, Inc. (the Company), was incorporated on November 14, 2002, with an S-Corp tax election. The corporation was incorporated with the issuance of 1,000 shares of no-par value stock held by Lawrence Garcia, President and CEO with 550 shares and Lillian Flores, VP of Operations with 450 shares. The Company provides armed guard services as a federal contractor with licenses in 5 states and provides commercial guard services in California.

On July 7, 2021, the Company, entered into an agreement to gain 100% control of Health Revenue Assurance Holdings, Inc (HRAA) a public corporation, incorporated in Nevada, by the purchase of 10,000,000 shares of Preferred A-1 Stock from the seller, Custodian Ventures LLC. The purchase of HRAA allowed the Company to begin plans to consummate a reverse merger with HRAA becoming a wholly owned subsidiary of a public company. In March of 2022, a Certificate of Amendment was filed with the Nevada Secretary of State, changing the name of HRAA, to Ameriguard Security Services, Inc. (AGSS). Shortly thereafter, a stock name and ticker change report was filed with the SEC and the stock ticker of HRAA was changed to AGSS.

On December 9, 2022, the Company executed the reverse merger agreement and became the subsidiary of AGSS. From that point forward, the financial statement filings will be the consolidation of Ameriguard Security Services, Inc, a Nevada company with Ameriguard Security Services, Inc. a California company.

TransportUS, Inc., was incorporated on October 24, 2018, with an S-Corp tax election. The corporation was incorporated with the issuance of 1,000 shares of no-par value stock held by Lawrence Garcia, President and CEO. The Company provides human transportation services as a federal contractor, currently providing services in the state of California. On October 20, 2023, Lawrence Garcia, 100% owner of TransportUS, Inc. signed a share purchase agreement with AGSS making TransportUS, Inc. a 100% subsidiary of AGSS.

The Company’s accounting year end is December 31.

Basis of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

Risks and Uncertainties

The risks and uncertainties described below may not be the only ones we are or may face in the future. If any of the following do occur, our business, financial condition or results of operations could be materially adversely affected.

The company receives over 90% of its total revenue from four Federal contracts as described in Note 9 below. These contracts have specific terms, typically five years with the opportunity for extension, but there are no assurances they will be extended. Although we have had several extended in the past, there is no guarantee this will again happened in the future. However, there are significant direct expenses for each contract that also are removed from operations at the end of a contract. As a result, the revenue lost from a completed contract does not affect the bottom-line profits in an amount equal to the revenue lost. The actual net income impact depends on the contract.

The process required to acquire a government contract takes several months to complete prior to delivery of the proposal to the contracting agency. Due to the time span required to prepare a proposal and wining the contract is not guaranteed, the company maintains a department of individuals who monitor and write proposals for all government contracts that become open for bid on a continuing basis. It is important to the company that new contracts are acquired consistently to maintain and grow annual revenue.

Other risks to operations consist of State and Federal regulations, staffing shortages, the ongoing impact of COVID, accelerating inflation, and overall business environment issues we cannot foresee.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates include estimated useful lives and potential impairment of property and equipment, along with the collectability of some receivables from customers.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. On December 31, 2022, and December 31, 2021, the Company had cash and cash equivalents totaling $1,751,489 and $2,097,662 respectively.

Accounts Receivable

We record accounts receivable at net realizable value. This value includes an appropriate allowance for estimated uncollectible accounts to reflect any loss anticipated on the accounts receivable balances and is charged to other bad debt expense. We calculate this allowance based on our history of write-offs, the level of past-due accounts based on the contractual terms of the receivables, and our relationships with, and the economic status of, our customers. With over ninety percent of year end accounts receivable balance from Federal contracts that require payment, and the uncollectable amount historically has been less than 1%. As of December 31, 2022, and 2021, an allowance for estimated uncollectible accounts was determined to be unnecessary.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate. The estimated useful life for Machinery and Equipment, and Vehicles is 5 years, with Leasehold improvements useful life is 10 Years.

Operating Leases

In February 2016, FASB ASU No. 2016-02 established ASC Topic 842, Leases, which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. Effective December 31, 2022, we have implemented ASU No. 2016-02 and booked the operating lease asset and the related liability.

Net Income/(Loss) per Share

Net income/(loss) per common share is computed by dividing net income or loss by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260, “Earnings per Share”. Basic earnings/(loss) per common share (“EPS”) calculations are determined by dividing net income/(loss) by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.

Revenue Recognition

We recognize revenue when the Invoice for contracted services is issued as stipulated by the contract. Other services provided are recognized at the time the service is provided. Ninety eight percent of revenues are billed monthly and recognized in the month the services were provided. Refunds and returns, which are minimal, are recorded as a reduction of revenue. The Company has not recorded a reserve for returns on December 31, 2022, or 2021 since it does not believe such returns will be material.

Fair Value of Financial Instruments

The Company applies the accounting guidance under Financial Accounting Standards Board (“FASB”) ASC 820-10, “Fair Value Measurements”, as well as certain related FASB staff positions. This guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact business and considers assumptions that marketplace participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.

The guidance also establishes a fair value hierarchy for measurements of fair value as follows:

●	Level 1 - quoted market prices in active markets for identical assets or liabilities.

●	Level 2 - inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 - unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amount of the Company’s financial instruments approximates their fair value as of December 31, 2021, and December 31, 2022, due to the short-term nature of these instruments.

NOTE 3 – RELATED PARTY RECEIVABLE

On July 7, 2021, the company entered into an agreement to purchase 100% of the Preferred A-1 Stock of Health Revenue Assurance Holdings, Inc. a SEC registered company for $500,000. In March 2022, Health Revenue Assurance Holdings, Inc. name was changed to Ameriguard Security Services Inc. (AGSS). On December 9, 2022, we signed the definitive merger agreement initiating a reverse merger with AGSS, resulting in the Company becoming a 100% owned subsidiary of AGSS. Prior to the merger, the Company funded the operational expenses of AGSS and treated these expenses as related party expenses. These expenses we eliminated when the two companies were consolidated for the financial statement presentation.

The receivable balances on December 31, 2022, and 2021 were $57,971 and $10,596 respectively. Balances adjusted to zero as a result of consolidation.

NOTE 4 – FIXED ASSETS

Fixed assets consist of the following on December 31, 2022, and 2021:

	2022	2021
Leasehold Improvements	224,132	-
Machinery and Equipment	278,551	246,974
Vehicles	546,371	506,95-9
Total Fixed Assets	1,049,054	753,933
Accumulated Depreciation	(557,340)	(443,047)
Fixed Assets, Net	$491,714	$310,886

NOTE 5 – NOTE RECEIVABLE

On December 31, 2022, the Company held a receivable from a related company, AmeriGuard Security Systems, Inc (AmeriGuard) in the amount of $350,000, and on December 31, 2021, the balance was $698,840. The relationship with AmeriGuard relates to the contract the Company holds with the Veteran’s Administration in Long Beach, California. The contract required this relationship with AmeriGuard, at the time of award. Funds from the contract were shared with AmeriGuard, during the first 3.5 years of operations and ended April 2022. As of December 31, 2022, the receivable was adjusted to $350,000 and a note payable from AmeriGuard was executed. The $350,000 note is amortized over 20 years, with a balloon payment December 31, 2032. The interest rate is 6%, with the monthly payment of $2,500. For 2023, the payments will be interest only in the amount of $1,750. The note receivable is presented with the current portion of $9,300, and long-term portion of $340,700.

NOTE 6 – PAYROLL LIABILITY – PENSION

The company offers various pension plans to employee groups based on location of employment. Corporate office employees and guards, along with TransportUs employees, have an option to participate in a 401K sponsored by the company with a matching program up to 5% of employee salary. Federal contracts have union agreements that define the pension calculation and due dates. It is the responsibility of the company to calculate the pension benefit amount each month and contribute the amount due to the plan designated. The pension balances due on December 31, 2022, and 2021 for all plans was $446,076 and $657,778 respectively.

NOTE 7 – DEFERRED REVENUE

During the first three years of operations, Secure Transportation, Inc. (Secure), a subcontractor, advanced funds to the Company with the expectation of future services provided for Secure. This arrangement ended, December 31, 2021, after Secure advanced $1,087,327. The agreement moving forward required the Company to provide services in the amount of $15,000 per month or return funds to secure in that same amount. During 2022, the Company has returned funds in the amount of $200,000, leaving a balance of $887,327 as of December 31, 2022.

NOTE 8 – NOTES PAYABLE

In June 2020, AmeriGuard Security Services, Inc. received an SBA Loan through Fresno First Bank in the amount of $1,080,000 that was used to close out the Citibank loan in the amount of $312,339 with the remaining balance after expenses held in reserve. The SBA loan is a 10-year loan with monthly principal and interest payments. Interest rate is variable at prime rate plus 2.75%, adjusted every calendar quarter. Interest rate on December 31, 2022, and 2021 was 9% and 4.01% respectively. Balance remaining on the SBA loan was $804,387 and $888,845 as of December 31, 2022, and 2021 respectively.

In January 2020, the Company entered into a financing agreement with Master Security Company for the purchase of vehicles, guns, and guard equipment for the National Institute of Health USEPA contract which began May 2020. The principal financed was $150,000, with interest of 4% for a term of 21 months. Resulting in a monthly principal and interest payment of $7,406. Balance remaining in the amount of $0 and $7,729 as of December 31, 2022, and 2021 respectively.

In December 2021, the Company entered into a financing agreement with Secure Transportation Inc. for the purchase of three used vehicles in the amount of $21,500. Note requires 12 equal payments of $1,900 with a calculated interest rates of 5% with the first payment December 15, 2021. Balance remaining in the amount of $0 and $19,615 as of December 31, 2022, and 2021 respectively.

During 2021, Transport US, Inc. purchased several used vehicles under one-year notes from Secure Transportation, Inc. the TransportUS’s partner in the VA Long Beach contract. There were five twelve-month or less notes with an interest rate of 5%. The starting dates were in the 4th quarter 2021 with the last payment due in December 2022. They were treated as short term liabilities and had balances on December 31, 2022, of $0 and on December 31, 2021, of $76,010.

On July 7, 2022, the Company entered into a buyout agreement with a shareholder Lillian Flores. The total buyout amount was $3,384,950 representing 45% of the calculated business value as of December 31, 2020. Following the initial payment of $686,990, the company agreed to make 4 equal installments of principal and interest of $739,508 each December 31, starting 2023. Interest is calculated at a fixed rate of 3.110% compounded semi-annually. The company has accrued interest on December 31, 2022, of $49,035. Balance remaining in the amount of $2,697,960.

The following schedule details the loans active as of December 31, 2022, and 2021:

	2022	2021
Current Portion:
Notes and loans payable	$719,563	$203,625
Total Current Portion	719,563	203,625
Long term Portion:
Notes and loans payable	2,782,784	780,845
Total Long-term Portion	2,782,784	780,845
	$3,502,347	$984,470

NOTE 9 – STOCKHOLDERS’ EQUITY

On December 9, 2022, the Company executed a reverse merger agreement with AGSS resulting in significant adjustments to the equity section of both companies. The result of the merger was AGSS became the sole owner of the Company. Although the merger is dated December 9, 2022, for financial statement presentation purposes, we have presented the Equity Section as if the merger occurred in 2021.

The first significant impact on stockholders’ equity was the issuance of 90,000,000 AGSS shares to the shareholders of Ameriguard Security Services, Inc (the Company) in exchange for 1000 shares of the Company, adding a net increase in common shares outstanding of 89,999,000. Next was the cancelation and conversion of series 675,000 A-1 preferred shares held by AGSS on December 31, 2020. The final result in the total number of shares outstanding is 93,417,302.

The next part of stockholder’s equity impacted was Additional Paid-in Capital. The impact was a reduction of Paid-in Capital of $579,000. This reduction was caused by an $89,999 impact of issuing new shares, a $10,000 impact form the cancelation of preferred shares and finally the $500,000 cost of the Company’s purchase of AGSS, formally Heath Revenue Assurance Holdings, Inc.

Per the Shares Purchase Agreement with Lawrence Garcia for the TransportUS, Inc. company, AGSS is to issue 1.5million shares when the acquisition is finalized and a second distribution of 1.5 million shares when TransportUS, Inc. renews the existing contract with the Long Beach Veterans Administration. The renewal is expected to be awarded by the end of March 2024. The Stockholders Equity report reflects the issuance of the initial 1.5 million shares at par of $1,500 in exchange for the 1,000 shares at par of $1,000held by Mr. Garcia.

There were two other transactions that impacted stockholders’ equity that occurred to the Company’s equity section relating to owner draws and the merger with a related company. As a part of the normal activity of the privately held Company, an S-Corp, shareholders were distributed funds accounted for as Owner Draws. The owner draw accounts were used primarily for taxes paid by the shareholders due to profits of the S-Corp being transferred to their personal returns along with some personal expenses and personal cash needs. For 2021, there was approximately $105,000 posted as Owner draw from historical balances of related party receivables. As part of the preparation for merger these inter-company balances were removed through the owner draw accounts. Total owner draw amounts were $473,238 and $78,064 for December 31, 2022, and 2021 respectively.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

The company has a multiple vehicle lease agreement with Enterprise Leasing. As of December 31, 2022, the company had 19 vehicles under lease. The lease agreement includes maintenance services along physical damage insurance. The term of the lease agreement varies based on the date vehicle were leased and the respective terms for each vehicle. The master lease is updated annually and requires annual internal financial reports and company tax return.

NOTE 11 – CONCENTRATION OF SALES

The company generated approximately $28,945,000 and $26,180,000 in Professional Services revenue for the years 2022 and 2021 respectively. Of the total professional services revenue, approximately 90% was earned from four federal contracts operated by the company. The contracts and their respective terms are as follows:

●	Social Security Administration, NSC	-	September 2022 through September 2027 Annual Revenue of approx. $3.145M

●	Social security Administration, SSC	-	June 2022 through June 2027 Annual Revenue of approx. $4.932M

●	Social Security Administration, WBDOC	-	June 2021 through July 2026 Annual Revenue of approx. $5.838M

●	National Institute of Health- EPA	-	May 2020 through March 2023 Annual Revenue of approx. $7.514M

●	Veterans Administration Long Beach, CA	-	February 2019 through March 2024 Annual Revenue of approx. $4.3M

NOTE 12 – LITIGATION AND CLAIMS

As of December 31, 2022, there was one employment issue pending. The issue involves a terminated employee alleging discrimination and wrongful termination. A lawsuit has not been filed only a demand letter has been presented. Management has been working with the attorneys to find a reasonable settlement to this dispute without going to trial. After several months of discussion and negotiation it appears that the complaint will be settled for $23,000. It is anticipated that an agreement may be reached by the end of March 2023.

Per Attorney letters received there are no other pending cases or legal matters.

NOTE 13 – INCOME TAXES

Prior to the merger the Company had elected, with the consent of its stockholders, to be treated as an S Corporation under the Internal Revenue Code. In lieu of corporate income taxes, the stockholders of an S Corporation are taxed on their proportionate share of the Company’s income. As a result of the merger on December 9, 2022, the S Corporation status ends, and the consolidated 2022 tax return will be filed as a standard corporation. However, due to the losses incurred during the tax year ending 2022, there will be no tax liability for 2022. Therefore, no provision for income taxes has been included in the accompanying financial statements.

NOTE 14 – OTHER INCOME AND EXPENSE

During 2022 TransportUS, Inc. received some revenue outside of normal operations. The company received $461,423 in Employee Retention Tax Credit (ERTC) funds connected with the 2021 fiscal year. The receipts of this Credit will require the amendment of the 2021 federal and state tax returns. Due to the sub chapter S tax election the tax impact flows through to the owner. As a result, there is no tax liability calculated for the Company.

Also, during 2022, TransportUS, Inc. incurred some expenses not a part of normal operations. As described in note 5, the company converted a related party receivable from Ameriguard Security Systems, Inc. to a note receivable and reduced the amount due to $350,000. The amount expensed to reduce the receivable to this amount was $368,538. The remaining other expense in the amount of approximately $375,000 includes non-operational merger expenses of $344,000 incurred by AGSS.

NOTE 15 – SUBSEQUENT EVENTS

On March 22, 2023, The Company was notified by the Contracting Officer of National Institute of Health-EPA our contract with them was not continuing and they were invoking the 45 days cancelation clause in the contract. As a result, the company will transition the closure of the contract on or about April 30, 2023. This will reduce our annual revenue in the amount of approximately $5,122,000 in 2023, along with direct expenses that will be reduced by $4,650,000.

On March 23, 2023, the board of directors approved the purchase of TransportUS, Inc. While the Company explored the purchase of TransportUS, Inc., owned by Lawrence Garcia, the board of directors has determined, following due diligence, that TransportUS, Inc. is not currently ready for acquisition at this time. We have therefore abandoned such an undertaking for the foreseeable future.

AmeriGuard Security Services, Inc.

PROFORMA CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2023	2022
Assets
Current Assets
Cash	$2,026,726	$1,751,489
Accounts receivable, net (note 1)	1,948,972	2,030,433
Prepaid expenses and deposits	264,651	185,500
Deposits	33,000	38,000
Current Portion Note Receivable (note 5)	9,300	9,300
Related Party Receivable (note 3)	-	-
Total Current Assets	4,282,649	4,014,722

Other Non-Current Assets
Fixed assets, net depreciation (note 4)	544,129	491,714
Operating Lease	302,695	302,695
Long Term Portion Note Receivable (note 5)	341,464	340,700
Total Non-Current Assets	1,188,289	1,135,109

Total Assets	$5,470,937	$5,149,831

Liabilities
Current Liabilities
Accounts payable	$627,421	$824,098
Accrued Interest Due (note 8)	112,935	49,035
Deferred Revenue (note 7)	767,327	887,327
Accrued Payroll	571,209	737,142
Payroll liability - Pension (note 6)	378,968	466,076
Current portion of notes payable (note 8)	719,563	719,563
Total Current Liabilities	3,177,423	3,683,241

Long Term Liabilities
Long term portion of notes payable (note 8)	2,727,510	2,782,784
Operating Lease	294,387	294,387
Total Liabilities	6,199,320	6,760,412

Stockholders’ equity
Common stock, $.001 par value, 94,917,302 shares issued and outstanding at September 30, 2023 and 2022 (note 9)	158,346	158,346
Retained (deficit)	(886,729)	(1,768,927)
Total Stockholders’ Deficit	(728,383)	(1,610,581)
Total Liabilities and Stockholders’ Equity	$5,470,937	$5,149,831

See accompanying notes to financial statements

AmeriGuard Security Services, Inc.

PROGORMA CONSOLIDATED STATEMENTS OF OPERATIONS

For the Nine Months Ended September 30, 2023 and 2022

	2023	2022
Revenue
Security Services	$18,657,589	$21,783,223
Other related income	191,282	183,703
Total Revenue	18,848,871	21,966,926

Cost of Services
Salaries and related taxes	12,240,385	12,544,204
Employee benefits	2,521,609	2,537,861
Sub-Contractor payments	1,475,438	2,757,775
Employee training	144,800	102,796
Vehicles and equipment expenses	973,833	1,257,968
Total Cost of Services	17,356,065	19,200,604

Gross Margin	1,492,807	2,766,321

Operating Expenses
Salaries, payroll taxes and benefits	1,279,982	917,920
Vehicle expense	319,391	352,697
Professional services	428,673	254,186
Cellular services	111,843	95,923
General liability insurance	127,422	111,070
Advertising and marketing	87,678	87,923
General and administrative expenses	649,155	499,191
Loan interest	142,594	62,931
Depreciation expense	63,534	67,849
Total Operating Expenses	3,210,272	2,449,689

Net Income/(Loss) from Operations	(1,717,466)	316,632

Other Income (Expenses)
Other Income	3,313,211	181,122
Other (Expense)	(712,873)	(259,935)
Total Other Income (Expense)	2,600,338	(78,813)

Net Income/(loss) before Income Taxes	882,872	237,819

Income tax expense	675	2,804

Net Income/(loss)	$882,197	$235,015

Net Income/(loss) per Common Share - Basic and Diluted	$0.0093	$0.0025

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	94,917,302	94,917,302

See accompanying notes to financial statements

AmeriGuard Security Services, Inc.

PROFORMA CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

For the Nine Months Ended September 30, 2023

	Common Stock		Preferred Stock		Additional Paid-In	Stockholders’	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Equity	Equity
Balance, December 31, 2022	94,917,302	$158,346	-	$-	$6,012,095	$(7,781,020)	$(1,610,580)
Net Income for the period						882,197	882,197
Balance, September 30, 2023	94,917,302	$158,346	-	$-	$6,012,095	$(6,898,824)	$(728,383)

See accompanying notes to financial statements

AmeriGuard Security Services, Inc.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ending
	September 30,	September 30,
	2023	2022
Cash Flows from Operating Activities
Net Income/(Loss)	$882,197	$235,015
Adjustment to reconcile net loss from operations:
Changes in Operating Assets and Liabilities
Accounts receivable, net	81,462	456,590
Prepaid insurance	(55,025)	94,163
Deposits	(18,873)	-
Depreciation	63,534	93,126
Accounts payable	(198,482)	468,219
Accrued Interest	63,900	21,300
Deferred Revenue	(120,000)	(155,000)
Accrued Payroll	(164,130)	-
Payroll liability - Pension	(87,108)	(240,821)
Net Cash (Used)/provided in Operating Activities	447,475	972,592

Cash Flows Used/(Provided) from Investing Activities
Building improvements	(50,001)	(130,129)
Equipment	(12,340)	(31,576)
Vehicles	(53,609)	(39,413)
Net Cash Used by Investing Activities	(115,950)	(201,119)

Cash Provided/(Used) from Financing Activities
Loan principle payments	(56,038)	(164,021)
Payment for shareholder buyout		(686,990)
Net adjustments, Equity	-	(110,535)
Net Cash Provided by Financing Activities	(56,038)	(961,546)

Net Increase (Decrease) in Cash	275,486	(190,073)
Cash at Beginning of Period	1,751,239	2,097,662
Cash at End of Period	$2,026,726	$1,907,589

Supplemental Cash Flow Information:
Income Taxes Paid	$-	$-
Interest Paid	$142,594	$62,931

Supplemental disclosure of non-cash financing activities:
Operating leases - right of use asset	$302,695	$-
Operating leases - lease liability	$294,387	$-

See accompanying notes to financial statements

AmeriGuard Security Services, Inc.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

AmeriGuard Security Services, Inc. (the Company), was incorporated on November 14, 2002, with an S-Corp tax election. The corporation was incorporated with the issuance of 1,000 shares of no-par value stock held by Lawrence Garcia, President and CEO with 550 shares and Lillian Flores, VP of Operations with 450 shares. The Company provides armed guard services as a federal contractor with licenses in 5 states and provides commercial guard services in California.

On July 7, 2021, the Company, entered into an agreement to gain 100% control of Health Revenue Assurance Holdings, Inc (HRAA) a public corporation, incorporated in Nevada, by the purchase of 10,000,000 shares of Preferred A-1 Stock from the seller, Custodian Ventures LLC. The purchase of HRAA allowed the Company to begin plans to consummate a reverse merger with HRAA, becoming a wholly owned subsidiary of a public company. In March of 2022, a Certificate of Amendment was filed with the Nevada Secretary of State, changing the name of HRAA, to Ameriguard Security Services, Inc. (AGSS). Shortly thereafter, a stock name and ticker change report were filed with the SEC and the stock ticker of HRAA was changed to AGSS.

On December 9, 2022, the Company executed the reverse merger agreement and became the subsidiary of AGSS. From that point forward, the financial statement filings will be the consolidation of Ameriguard Security Services, Inc, a Nevada company with Ameriguard Security Services, Inc. a California company.

TransportUS, Inc., was incorporated on October 24, 2018, with an S-Corp tax election. The corporation was incorporated with the issuance of 1,000 shares of no-par value stock held by Lawrence Garcia, President and CEO. The Company provides human transportation services as a federal contractor, currently providing services in the state of California. On October 20, 2023, Lawrence Garcia, 100% owner of TransportUS, Inc. signed a share purchase agreement with AGSS making TransportUS, Inc. a 100% subsidiary of AGSS.

The Company’s accounting year end is December 31.

Basis of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

Risks and Uncertainties

The risks and uncertainties described below may not be the only ones we are or may face in the future. If any of the following do occur, our business, financial condition or results of operations could be materially adversely affected.

The company receives over 86% of its total revenue from four Federal contracts as described in Note 9 below. These contracts have specific terms, typically five years with the opportunity for extension, but there are no assurances they will be extended. Although we have had several extended in the past, there is no guarantee this will again happened in the future. However, there are significant direct expenses for each contract that also are removed from operations at the end of a contract. As a result, the revenue lost from a completed contract does not affect the bottom-line profits in an amount equal to the revenue lost. The actual net income impact depends on the contract.

The process required to acquire a government contract takes several months to complete starting with the preparation of the proposal, delivery of the proposal to the agency and awaiting notice from the agency of the contract award. Due to the time span required, and winning the contract is not guaranteed, the company maintains a department of individuals who monitor and write proposals for all government contracts that become open for bid on a continuing basis. It is important to the company that new contracts are acquired consistently to maintain and grow annual revenue.

Other risks to operations consist of State and Federal regulations, staffing shortages, accelerating inflation, and overall business environment issues we cannot foresee.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates include estimated useful lives and potential impairment of property and equipment, along with the collectability of some receivables from customers.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. On September 30, 2023, and 2022, the Company had cash and cash equivalents totaling $2,026,726 and $1,751,489 respectively.

Accounts Receivable

We record accounts receivable at net realizable value. This value includes an appropriate allowance for estimated uncollectible accounts to reflect any loss anticipated on the accounts receivable balances and is charged to other bad debt expense. We calculate this allowance based on our history of write-offs, the level of past-due accounts based on the contractual terms of the receivables, and our relationships with, and the economic status of, our customers. With over 86% percent of accounts receivable balance from Federal contracts that require payment, and the uncollectable amount historically has been less than 1%. As of September 30, 2023, and 2022, an allowance for estimated uncollectible accounts was determined to be unnecessary.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate. The estimated useful life for Machinery and Equipment, and Vehicles is 5 years, with Leasehold improvements useful life is 10 Years.

Operating Leases

In February 2016, FASB ASU No. 2016-02 established ASC Topic 842, Leases, which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. Effective December 31, 2022, we have implemented ASU No. 2016-02 and booked the operating lease asset and the related liability.

Net Income/(Loss) per Share

Net income/(loss) per common share is computed by dividing net income or loss by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260, “Earnings per Share”. Basic earnings/(loss) per common share (“EPS”) calculations are determined by dividing net income/(loss) by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.

Revenue Recognition

We recognize revenue when the Invoice for contracted services is issued as stipulated by the contract. Other services provided are recognized at the time the service is provided. Ninety eight percent of revenues are billed monthly and recognized in the month the services were provided. Refunds and returns, which are minimal, are recorded as a reduction of revenue. The Company has not recorded a reserve for returns on September 30, 2023, or 2022 since it does not believe such returns will be material.

Fair Value of Financial Instruments

The Company applies the accounting guidance under Financial Accounting Standards Board (“FASB”) ASC 820-10, “Fair Value Measurements”, as well as certain related FASB staff positions. This guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact business and considers assumptions that marketplace participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of non-performance.

The guidance also establishes a fair value hierarchy for measurements of fair value as follows:

●	Level 1 - quoted market prices in active markets for identical assets or liabilities.

●	Level 2 - inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 - unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amount of the Company’s financial instruments approximates their fair value as of September 30, 2023, and December 31, 2022, due to the short-term nature of these instruments.

NOTE 3 – RELATED PARTY RECEIVABLE

On July 7, 2021, the company entered into an agreement to purchase 100% of the Preferred A-1 Stock of Health Revenue Assurance Holdings, Inc. a SEC registered company for $500,000. In March 2022, Health Revenue Assurance Holdings, Inc. name was changed to Ameriguard Security Services Inc. (AGSS). On December 9, 2022, we signed the definitive merger agreement initiating a reverse merger with AGSS, resulting in the Company becoming a 100% owned subsidiary of AGSS. Prior to the merger, the Company funded the operational expenses of AGSS and treated these expenses as related party expenses. These expenses we eliminated when the two companies were consolidated for the financial statement presentation.

The receivable balances on September 30, 2023, and 2022, was $57,971. Related party receivables are eliminated upon consolidation.

NOTE 4 – FIXED ASSETS

Fixed assets consist of the following on September 30, 2023, and December 31, 2022:

	2023	2022
Leasehold Improvements	274,133	224,132
Machinery and Equipment	290,891	278,551
Vehicles	599,981	546,371
Total Fixed Assets	1,165.005	1,049,054
Accumulated Depreciation	(620,876)	(557,340)
Fixed Assets, Net	$544,129	$491,714

NOTE 5 – NOTE RECEIVABLE

On December 31, 2022, the Company held a receivable from a related company, AmeriGuard Security Systems, Inc (AmeriGuard) in the amount of $350,000, and on September 30, 2023, the balance was $350,764. The relationship with AmeriGuard relates to the contract the Company holds with the Veteran’s Administration in Long Beach, California. The contract required this relationship with AmeriGuard, at the time of award. Funds from the contract were shared with AmeriGuard, during the first 3.5 years of operations and ended April 2022. As of December 31, 2022, the receivable was adjusted to $350,000 and a note payable from AmeriGuard was executed. The $350,000 note is amortized over 20 years, with a balloon payment December 31, 2032. The interest rate is 6%, with the monthly payment of $2,500. For 2023, the payments will be interest only in the amount of $1,750. The note receivable is presented with the current portion of $9,300, and long-term portion of $341,464, as of September 30, 2023.

NOTE 6 – PAYROLL LIABILITY – PENSION

The company offers various pension plans to employee groups based on location of employment. Corporate office employees and guards, along with TransportUs employees, have an option to participate in a 401K sponsored by the company with a matching program up to 5% of employee salary. Federal contracts have union agreements that define the pension calculation and due dates. It is the responsibility of the company to calculate the pension benefit amount each month and contribute the amount due to the plan designated. The pension balances due on September 30, 2023, and December 31, 2022, for all plans were $378,968 and $466,076 respectively.

NOTE 7 – NOTES PAYABLE

In June 2020, AmeriGuard Security Services, Inc. received an SBA Loan through Fresno First Bank in the amount of $1,080,000 that was used to close out the Citibank loan in the amount of $312,339 with the remaining balance after expenses held in reserve. The SBA loan is a 10-year loan with monthly principal and interest payments. Interest rate is variable at prime rate plus 2.75%, adjusted every calendar quarter. The Interest rate on September 30, 2023, and December 31, 2022, was 11.25% and 9% respectively. The balance remaining on the SBA loan was $749,113 and $804,837 as of September 30, 2023, and December 31, 2022, respectively.

On July 7, 2022, the Company entered into a buyout agreement with a shareholder Lillian Flores. The total buyout amount was $3,384,950 representing 45% of the calculated business value as of December 31, 2020. Following the initial payment of $686,990, the company agreed to make 4 equal instalments of principal and interest of $739,508 each December 31, starting 2023. Interest is calculated at a fixed rate of 3.110% compounded semi-annually. The company has accrued interest on September 30, 2023, of $112,935. Balance remaining in the amount of $2,697,960.

The following schedule details the loans active as of September 30, 2023, and December 31, 2022:

	2023	2022
Current Portion:
Notes and loans payable	$719,563	$719,563
Total Current Portion	719,563	719,563
Long term Portion:
Notes and loans payable	2,727,510	2,782,784
Total Long-term Portion	2,727,510	2,782,784
	$3,447,073	$3,502,347

NOTE 8 – STOCKHOLDERS’ EQUITY

From December 31, 2022, to September 30,2023 the only impact to equity was the Net Income for the period of $882,197.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

The company has a multiple vehicle lease agreement with Enterprise Leasing. As of September 30, 2023, the company had 19 vehicles under lease. The lease agreement includes maintenance services. The terms of the lease agreement varies based on the date the vehicles were leased and the respective terms for each vehicle. The master lease is updated annually and requires annual internal financial reports and company tax return.

NOTE 10 – CONCENTRATION OF SALES

The company generated approximately $18,599,700 and $21,698,000 in professional service revenue for the nine-months ending September 30, 2023 and 2022 respectively. Of the total service revenue, approximately 90% was earned from four federal contracts operated by the company. The contracts, their respective terms and approximate revenues are as follows:

●	Social Security Administration, NSC	-	September 2022 through September 2027 Nine-month revenue - $4,444,400

●	Social security Administration, SSC	-	June 2022 through June 2027 Nine-month revenue - $3,754,300

●	Social Security Administration, WBDOC	-	June 2021 through July 2026 Nine-month revenue - $2,289,500

●	National Institute of Health- EPA	-	May 2020 through May 2023 Nine-month revenue - $2,904,000

●	Veterans Administration Long Beach, CA	-	February 2019 through March 2024 Annual Revenue of approx. $3.1M

NOTE 11 – OTHER INCOME (EXPENSE)

The company received an Employee Retention Tax Credit of (ERTC) payment of $3,288,000 during the nine months ending September 30, 2023, from the tax year 2021. The company also experienced a related expense of approximately $473,000 for professional services related to the ERTC filing. Additional expenses related to the preparation for entering the capital market totaled $191,500. These expenses are not expected to continue beyond the first quarter of 2024.

During the nine months ending September 30, 2022, TransportUs Inc. received an Employee Retention Tax Credit payment of $145,111 from tax year 2021. Related professional fees were paid in the fourth quarter of 2021.

NOTE 12 – LITIGATION AND CLAIMS

As of September 30, 2023, there is one employment lawsuit pending. The issue involves an employee who resigned and is claiming various wage and hour discrepancies. There have been no negotiations or settlement efforts to date, the only activity has been providing the employee’s counsel with requested employment documents. There are 4 other employees who have also requested similar employment records and it is not clear how, or if, they intend to move forward. The company will defend its position and intends to prevail in the lawsuit. As of December 31, 2022, there was one employment issue pending. The issue involves a terminated employee alleging discrimination and wrongful termination. A lawsuit has not been filed, only a demand letter has been presented. Management has been working with the attorneys to find a reasonable settlement to this dispute without going to trial. After several months of discussion and negotiation it appears that the complaint will be settled for $23,000. As of March 31, 2023, the final agreement was signed which pays out the $23,000 settlement in three monthly installments starting May 15, 2023, Per Attorney letters received there are no other pending cases or legal matters.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Item 2 contains forward-looking statements. Forward-looking statements in this Quarterly Report on Form 10-Q are subject to a number of risks and uncertainties, some of which are beyond our control. Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which we are not currently aware or which we currently deem immaterial could also cause our actual results to differ, including those discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors” included elsewhere in this Quarterly Report.

Management’s Discussion and Analysis should be read in conjunction with the financial statements included in this Quarterly Report on Form 10-Q (the “Financial Statements”). The financial statements have been prepared in accordance with generally accepted accounting policies in the United States (“GAAP”). Except as otherwise disclosed, all dollar figures included therein and in the following management discussion and analysis are quoted in United States dollars.

The following discussion of the Company’s financial condition and the results of operations should be read in conjunction with the Financial Statements and footnotes thereto appearing elsewhere in this Report.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that in addition to the description of historical facts contained herein, this report contains certain forward-looking statements that involve risks and uncertainties as detailed herein and from time to time in the Company’s other filings with the Securities and Exchange Commission and elsewhere. Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. These factors include, among others: (a) the Company’s fluctuations in sales and operating results; (b) regulatory, competitive and contractual risks; (c) development risks; (d) the ability to achieve strategic initiatives, including but not limited to the ability to achieve sales growth, and (e) unknown litigation.

Corporate Structure

As previously mentioned, on December 9, 2022, AGSS executed a reverse merger with AmeriGuard resulting in AGSS becoming the sole owner of AmeriGuard. This merger establishes AGSS as a company operating a viable guard company with annual sales of approximately $20,000,000. It also is in the position to access the capital market to generate the capital needed to begin its growth strategy of mergers and acquisitions within the security industry.

Prior to and after the merger AGSS has been working on developing the leadership team needed. We have in place a CEO with 20 years of experience in our industry and who has been very successful in the government contracting market. Our CFO has over 35 years of business finance experience, the last 15 of which he has been focusing on organizational development consulting across multiple industries, and an Operations team on the east coast managing IT and our federal contracts. We have a Board of Directors with Wall Street and government security experience, making us well positioned to aggressively grow the business.

3

Results of Operations for Consolidated Operations of AGSS and TransotUS Inc. for the nine months ending September 30, 2023

Revenues and Cost of Goods Sold

For the first nine months of 2023 AGSS experienced a 16.4% decrease of approximately $3,125,600 in overall revenue over the previous year. The was due to a decline in federal contract revenue experienced by AGSS, in the amount of approximately $2,900,000, along with a decrease in commercial services in the amount of approximately $189,000. The contract services revenue decrease was the result of the National Institute of Health- EPA contract ending mid-May and the Social Security Administration, WBDOC contract reducing total hours in 2023 over 2022. For the Commercial operations the decrease was due to staffing shortages reducing our ability to acquire new customers. However, we are experiencing a continued demand for our guard services and expect growth in the commercial service revenues moving forward. Towards the end of September and early October we were able to hire several new guards allowing us to immediately regain some hours lost and confidently acquire new business.

Like other professional service industries most of the expense is direct labor and the expenses associated with that labor. We are not an exception. Our direct expenses average around 90% of revenues. However, during the first nine months of 2023 we saw that cost increase to 92% of revenue. This increase is due to labor shortages resulting in an increase in overtime paid by AGSS and TrasnportUS. Total labor cost of services increased approximately $1,560,400 in 2023 over 2022. We have increased recruitment activities and are working with the staff to address the overtime expenses, and we are beginning to see an improvement as we are continuing to hire and retain guards.

Other Related Income

Other income increased in 2023 slightly compared to 2022, by approximately $7,600.

Operating Expenses

Operation expenses, overhead expenses, increased in 2023 over 2022 by approximately $760,500. Slightly more than half of that increase was in administrative salaries and related payroll expenses, of approximately $362,000. As part of the reverse merger preparations, we added to our administrative team a full-time CFO, an HR Management team and an Operations Management team along with the necessary support positions in payroll and accounting. We also experienced an increase in professional fees of approximately $174,000. These increases relate to the preparations for the merger and the following corporate expansion. During the third quarter we have taken steps to reduce administrative labor by eliminating two positions with an annual labor cost of approximately $200,000. We have established an administrative team with the capacity available to take the company to annual sales of $200 million and beyond.

The remaining increase in operations expenses fall into a few general categories. One such category is expenses related to public company operations incurred in 2023 and not in 2022. The total of these expenses is approximately $130,000. Another category of expenses is that of loan fees which increased by approximately $120,000 over 2022. The majority of this increase is from the shareholder buyout loan of $110,000 of accrued interest. The final category of general operational expenses such as rent, general liability insurance, marketing, guard training, increased approximately $149,900.

At this time, our operating structure and current level of expense can handle several times more in revenue with minor increases to our operating overhead expenses. This allows the entire gross profit of any new contract or company acquisition to go straight to the bottom line, providing a consistent return on investment. However, due to a delay in our initial capital raise, management will continue taking steps to reduce costs over the next 6 months.

4

Other Income (Expense)

Other income increased in 2023 significantly compared to 2022, by approximately $3,132,000. This increase was attributable to the receipt of an Employee Retention Tax Credit (ERTC) payment of $3,288,033 and related interest in the amount of $129,800, from tax year 2021. This is a one-time credit. Funds have been set aside to cover related income taxes and debt coverage for the 2023 year. The remaining cash will be utilized for operations. Other expenses increased approximately $453,000 compared to 2022. The primary cause of this increase is due to expenses related to our efforts preparing to enter the capital market. We do not expect to incur these expenses beyond the first quarter of 2024.

Net Income

Net income for the nine months ending September 30, 2023, was $882,197. An increase over net income in 2022 of $235,015. The net income increase was the direct result of the ERTC reviewed in the above section Other Income (Expense). Operationally Net Income declined during this period due to expenses incurred in 2023 relating to the management of the public company not incurred in 2022. As previously mentioned, our operational structure that drives these costs has excess capacity in anticipation of significant growth via new contracts or more specifically, company acquisitions. This allows additional revenue to go directly to our bottom line (see moving forward comments).

Liquidity and Capital Resources

The Company’s principal sources of liquidity include cash from operations and proceeds from long-term debt financing. During the nine months ending September 30, 2023, operations generated net increase in cash of approximately $275,000 resulting from the ERTC money received in June. While cash provided by general operations was approximately $447,000. While cash used for investing and financing activities totals approximately $116,000.

On September 30, 2023, the Company had cash on hand of $2,026,726, with total current assets of $4,282,649.

Moving Forward

During the past twenty-seven months we have been working to get to where we are today. It has been challenging and expensive to get to this point of being a public company with a corporate structure, systems and team that can expand our business with increasing profitability. These costs have had a negative impact on our bottom line, but we are now in a position to execute our plans. Our current overhead expense structure has the capacity to manage ten times the revenues from one of two strategic sources. We are confident that our future will be profitable.

Our first source is to continue down our historical path of seeking out contracts that meet our criteria and bidding with the hope of winning additional contracts.

Our second source of growth will be mergers and acquisitions. Thie report contains the first acquisition within our second source growth strategy. Acquiring TransportUS, Inc. will provide AGSS the ability to participate in current and future transportation needs of various governmental departments. Our current focus is Veteran Services but will be expanding into other government sectors as they become available. Now that we have the capital market available to us and we are positioned for long-term growth, now is the time. Current projections have us completing our initial equity raise early next year. The security industry continues to provide opportunity for growth, and the industry is prime for consolidation. As a top-tier company in the industry, we have positioned ourselves to acquire others and quickly grow our revenues significantly with additional key acquisitions. With our current structure in place, the acquired company’s gross profits can directly impact our bottom line as we will be able to cut certain operational costs of these companies. The returns could be significant.

There are also acquisition opportunities in several other industries that fit our business model. Those include cyber security, private security, and surveillance to mention a few. We are actively looking for companies that meet our investment criteria of profitability and positive cash flow.

5

Management is very positive about achieving profitable operations in the next twelve months based on the following:

●	AGSS operates in a growing industry.

●	The security industry is favorably positioned, even in a recession.

●	We will complete our initial equity raise providing the funds necessary to acquire key companies.

●	There are over 8,000 security companies operating in our market, with 50% available for acquisition.

●	Our management team, Board of Directors and supporting equity professionals can get the job done.

●	We have been and will continue to be a company that is very conservative with our resources and will use every possible dollar to provide strength and good return to our investors.

●	We are in it for the long haul.

●	We make profits the old fashion way, hard work.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are a smaller reporting company and are not required to provide the information required by this item.

ITEM 4. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended, or the “Exchange Act”) that are designed to ensure that information that would be required to be disclosed in the Exchange Act reports is recorded, processed, summarized and reported within the time period specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including to our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

As required by Rule 13a-15 under the Exchange Act, our management, including our Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures as of September 30, 2023. Based on that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that as of September 30, 2023, our disclosure controls and procedures were not effective to satisfy the objectives for which they are intended due to a weakness in our internal control over financial reporting discussed below.

The framework our management uses to evaluate the effectiveness of our internal control over financial reporting is based on the guidance provided by the Committee of Sponsoring Organizations (COSO) of the Treadway Commission in its 1992 report: INTERNAL CONTROL - INTEGRATED FRAMEWORK. Based on our evaluation under the framework described above, our management has concluded that our internal control over financial reporting was effective as of September 30, 2023, due to the same weaknesses that rendered our disclosure controls and procedures ineffective. The Company’s internal control over financial reporting is not effective due to a lack of sufficient resources to hire the necessary support staff to separate duties between different individuals. The Company plans to address these weaknesses as resources become available by hiring additional professional staff, as funding becomes available, outsourcing certain aspects of the recording and reporting functions, and separating responsibilities. We have identified the following material weakness.

6

As of September 30, 2023, we did not maintain effective controls over the control environment. The Board of Directors has not established an audit committee as defined in Item 407(d)(5)(ii) of Regulation S-K. Since these entity level programs have a pervasive effect across the organization, management has determined that these circumstances constitute a material weakness.

Because of these weaknesses, management has concluded that the Company did not maintain effective internal control over financial reporting as of September 30, 2023, based on the criteria established in “INTERNAL CONTROL-INTEGRATED FRAMEWORK” issued by the COSO. Management believes that the weaknesses set forth above did not have an effect on our financial results because the activity during this period was nominal and properly overseen by the CFO and CEO. However, management believes that the lack of a functioning audit committee results in ineffective oversight in the establishment and monitoring of required internal controls and procedures, which could result in a material misstatement in our financial statements in future periods. Management will further recruit qualified individuals, establish an audit committee, and ensure that board members have current and pertinent financial experience.

Changes in Internal Controls over Financial Reporting

There were no changes in our internal control over financial reporting identified in connection with the evaluation required by paragraph (d) of Exchange Act Rules 13a-15 or 15d-15 that occurred during our last fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

7

PART II Other Information

ITEM 1. LEGAL PROCEEDINGS

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses)

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been found by a court of competent jurisdiction in a civil action or by the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

In the second quarter of 2022 the Company did receive a demand letter from a terminated employee’s lawyer. The demand letter claimed the employee experienced discrimination and wrongful termination. This issue was handled by the Company’s labor attorney and after review and negotiation it was settled out of court in March of 2023 in the amount of $23,000. No other legal issues or court filings are active at this time. During the third quarter 2023, the Company received demand letters from 5 employees requesting employment records and timecards. One employee has filed a lawsuit. The Company intends to litigate its position and expects to settle the issue quickly. It is estimated that if the lawsuit remains the one person, the settlement would be in the range of $7,500 to $50,000, if it becomes a class action for the 40 employees in California the results could be between $8,000 and $120,000. It is the Company’s position that the case has no merit and anticipates winning the lawsuit with no payment to the employees.

ITEM 1A. RISK FACTORS

AS A SMALLER REPORTING COMPANY, WE ARE NOT REQUIRED TO PROVIDE A STATEMENT OF RISK FACTORS.

8

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIGUARD SECURITY SERVICES, INC.

Date: December 11, 2023	By:	/s/ Lawrence Garcia
		Name:	Lawrence Garcia
		Title:	Chief Executive Officer
(principal executive officer)

Date: December 11, 2023	By:	/s/ Michael Goossen
		Name:	Michael Goosen
		Title:	Chief Financial Officer
(principal financial officer and principal accounting officer)

9

AMERIGUARD SECURITY SERVICES, INC.

Exhibit Index to Quarterly Report on Form 10-Q

For the Nine Months Ended September 30, 2023

Exhibit No.	Description
3.1	Certificate of Incorporation of AMERIGUARD SECURITY SERVICES, INC., as amended (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on December 14, 2022).

3.2	Amended and Restated By-Laws of AMERIGUARD SECURITY SERVICES, INC. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on December 14, 2022).

3.3	Articles of Incorporations AmeriGuard Security Services, Inc. (AmeriGuard) (California) (incorporated by reference to Exhibit 3.3 to the Form 8-K filed on December 14, 2022).

3.4	Bylaws AGS, Inc. (AmeriGuard) (California) (incorporated by reference to Exhibit 3.4 to the Form 8-K filed on December 14, 2022).

21.1*	Subsidiaries of the Company- Ameriguard Security Services, Inc. (California)

31.1*	Certification of Chief Executive Officer pursuant to Rule 13a-14 and Rule 15d-14(a) of the Exchange Act.

31.2*	Certification of Chief Financial Officer pursuant to Rule 13a-14 and Rule 15d-14(a) of the Exchange Act.

32.1*	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2*	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101*	Interactive data files pursuant to Rule 405 of Regulation S-T

101.INS	Inline XBRL Instance Document.*
101.SCH	Inline XBRL Taxonomy Extension Schema Document.*
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.*
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.*
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.*
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.*
104	Cover Page Interactive Data File (Embedded as Inline XBRL document and contained in Exhibit 101).*

*	Exhibits filed herewith.

10

Exhibit 21.1

Subsidiaries of the Registrant

Name of Subsidiaries	Jurisdiction
Ameriguard Security Services, Inc.	California

Exhibit 31.1

CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Lawrence Garcia, certify that:

1.	I have reviewed this report on Form 10-Q of Ameriguard Security Services, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent function):

a)	all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: December 11, 2023

/s/ Lawrence Garcia
Name:	Lawrence Garcia
Title:	Chief Executive Officer
(principal executive officer)

Exhibit 31.2

CERTIFICATION OF

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Goossen, certify that:

1.	I have reviewed this report on Form 10-Q of Ameriguard Security Services, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent function):

a)	all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: December 11, 2023

/s/ Michael Goossen
Name:	Michael Goossen, CPA
Title:	Chief Financial Officer
(principal financial officer and principal accounting officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, in his capacity as Chief Executive Officer of Ameriguard Security Services, Inc. (the “Company”), for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 11, 2023

/s/ Lawrence Garcia
Name:	Lawrence Garcia
Title:	Chief Executive Officer
(principal executive officer)

This certification accompanies each Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, in his capacity as Chief Financial Officer of Ameriguard Security Services, Inc. (the “Company”), for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 11, 2023

/s/ Michael Goossen
Name:	Michael Goossen, CPA
Title:	Chief Financial Officer
(principal financial officer and principal accounting officer)

This certification accompanies each Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 10.1

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (“Agreement”), dated as of October 20, 2023, is among TransportUS, Inc. (“TransportUS”), a California corporation, Lawrence Garcia, the sole shareholder of TransportUS (the “Shareholder”) and Ameriguard Security Services Inc., a Nevada corporation (“AGSS”). Collectively, the Shareholder, TransportUS, and AGSS are the “Parties.”

The parties hereby enter into this Agreement, following which,

1.	AGSS will own 1,000 common shares of TransportUS, representing 100% of the issued and outstanding equity of TransportUS;

2.	TransportUS will continue its corporate existence as a California corporation.

3.	The Shareholder will receive an aggregate of 3,000,000 shares of common stock of AGSS, $0.001 par value per share (the “Common Stock”), representing approximately 3.11% of AGSS’s outstanding shares of Common Stock (the “Share Exchange”), calculated post-issuance. 1,500,000 shares of Common Stock shall be issued at the Effective Time and 1,500,000 shares of Common Stock shall be issued upon the renewal of the existing Long Beach VA contract, attached hereto as Exhibit A (the “LB Contract”).

4.	TransportUS will hold no common shares of AGSS, as a wholly-owned subsidiary of AGSS.

As a result of this Agreement, AGSS will be announcing this reverse merger. The first consolidated post-acquisition report will be the Quarterly Report for the period ended December 31, 2023.

RECITALS

WHEREAS, the Shareholder currently holds 1,000 shares of common stock of TransportUS, representing all of the equity of TransportUS and is desirous of relinquishing all of his TransportUS shares so that he is issued an aggregate of 3,000,000 shares of AGSS Common Stock; and that TransportUS would be a wholly-owned subsidiary of AGSS. 1,500,000 shares of Common Stock to be issued at the Effective Time and 1,500,000 shares of Common Stock to be issued upon the renewal of the LB Contract.

WHEREAS, the Shareholder and the Board of Directors of AGSS are desirous of TransportUS becoming a wholly-owned subsidiary of AGSS.

WHEREAS, AGSS and TransportUS are desirous of AGSS acquiring 100% of the outstanding shares of TransportUS, and issuing an aggregate of 3,000,000 shares of AGSS Common Stock to the Shareholder in the process (1,500,000 shares of Common Stock to be issued at the Effective Time and 1,500,000 shares of Common Stock to be issued upon the renewal of the LB Contract), making TransportUS a wholly-owned subsidiary of AGSS.

WHEREAS, AGSS and TransportUS are desirous of AGSS acquiring 100% of the outstanding shares of TransportUS.

WHEREAS, the Board of Directors and Shareholder of AGSS and TransportUS, respectively, have each agreed to Exchange and issue shares, as necessary to cause the forgoing results, upon the terms, and subject to the conditions, set forth in this Agreement.

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

INCORPORATION OF RECITALS BY REFERENCE. The Recitals are hereby incorporated herein by this reference, as if fully restated herein.

ARTICLE I

DEFINITIONS

I.1 Certain Definitions. The following terms shall, when used in this Agreement, have the following meanings:

“Acquisition” means the acquisition of any businesses, assets or property other than in the ordinary course, whether by way of the purchase of assets or stock, by AGSS acquiring all of the outstanding shares of TransportUS pursuant to this Share Exchange Agreement from the Shareholder and the Shareholder relinquishing and exchanging his shares of TransportUS to AGSS.

“Affiliate” means, with respect to any Person: (i) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of such other Person (other than passive or institutional investors); (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; and (iv) any officer, director or partner of such other Person. “Control” for the foregoing purposes shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

“AGSS Business” means the business conducted by AGSS.

“AGSS Common Stock” means the common shares of AGSS.

“Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in New York, New York, are required or authorized to be closed.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral Documents” mean the Exhibits and any other documents, instruments and certificates to be executed and delivered by the Parties hereunder or there under.

“Commission” means the Securities and Exchange Commission or any Regulatory Authority that succeeds to its functions.

“Effective Time” means, the moment in time when the shares of the AGSS are exchanged for the shares of TransportUS.

“Encumbrance” means any material mortgage, pledge, lien, encumbrance, charge, security interest, security agreement, conditional sale or other title retention agreement, limitation, option, assessment, restrictive agreement, restriction, adverse interest, restriction on transfer or exception to or material defect in title or other ownership interest (including restrictive covenants, leases and licenses).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations there under.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Legal Requirement” means any statute, ordinance, law, rule, regulation, code, injunction, judgment, order, decree, ruling, or other requirement enacted, adopted or applied by any Regulatory Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

“Losses” shall mean all damages, awards, judgments, assessments, fines, sanctions, penalties, charges, costs, expenses, payments, diminutions in value and other losses, however suffered or characterized, all interest thereon, all costs and expenses of investigating any claim, lawsuit or arbitration and any appeal there from, all actual attorneys’, accountants’ investment bankers’ and expert witness’ fees incurred in connection therewith, whether or not such claim, lawsuit or arbitration is ultimately defeated and, subject to Section 9.4, all amounts paid incident to any compromise or settlement of any such claim, lawsuit or arbitration.

“Liability” means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Material Adverse Effect” means a material adverse effect on (i) the assets, Liabilities, properties or business of the Parties, (ii) the validity, binding effect or enforceability of this Agreement or the Collateral Documents or (iii) the ability of any Party to perform its obligations under this Agreement and the Collateral Documents; provided, however, that none of the following shall constitute a Material Adverse Effect on AGSS: (i) the filing, initiation and subsequent prosecution, by or on behalf of Shareholder of any Party, of litigation that challenges or otherwise seeks damages with respect to the Share Exchange, this Agreement and/or transactions contemplated thereby or hereby, (ii) occurrences due to a disruption of a Party’s business as a result of the announcement of the execution of this Agreement or Changes caused by the taking of action required by this Agreement, (iii) general economic conditions, or (iv) any Changes generally affecting the industries in which a Party operates.

“Exchange Shares” means the issued and outstanding common shares of TransportUS (the “TransportUS Shares”), exchanged by the Shareholder to AGSS, for an aggregate of 3,000,000 shares of common stock to the Shareholder (the “AGSS Shares”). 1,500,000 shares of Common Stock to be issued at the Effective Time and 1,500,000 shares of Common Stock to be issued upon the renewal of the LB Contract.

“Permit” means any license, permit, consent, approval, registration, authorization, qualification or similar right granted by a Regulatory Authority.

“Permitted Liens” means (i) liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings; (ii) rights reserved to any Regulatory Authority to regulate the affected property; (iii) statutory liens of banks and rights of set off; (iv) as to leased assets, interests of the lessors and sub-lessors thereof and liens affecting the interests of the lessors and sub-lessors thereof; (v) inchoate material men’s, mechanics’, workmen’s, repairmen’s or other like liens arising in the ordinary course of business; (vi) liens incurred or deposits made in the ordinary course in connection with workers’ compensation and other types of social security; (vii) licenses of trademarks or other intellectual property rights granted by AGSS, in the ordinary course and not interfering in any material respect with the ordinary course of the business of AGSS; and (viii) as to real property, any encumbrance, adverse interest, constructive or other trust, claim, attachment, exception to or defect in title or other ownership interest (including, but not limited to, reservations, rights of entry, rights of first refusal, possibilities of reversion, encroachments, easement, rights of way, restrictive covenants, leases, and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, under any contract or otherwise, that do not, individually or in the aggregate, materially and adversely affect or impair the value or use thereof as it is currently being used in the ordinary course.

“Person” means any natural person, corporation, partnership, trust, unincorporated organization, association, Limited Liability Company, Regulatory Authority or other entity.

“Regulatory Authority” means: (i) the United States of America; (ii) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like); (iii) Canada and any other foreign (as to the United States of America) sovereign entity and any political subdivision thereof; or (iv) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

“Representative” means any director, officer, employee, agent, consultant, advisor or other representative of a Person, including legal counsel, accountants and financial advisors.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations there under.

“Subsidiary” of a specified Person means (a) any Person if securities having ordinary voting power (at the time in question and without regard to the happening of any contingency) to elect a majority of the directors, trustees, managers or other governing body of such Person are held or controlled by the specified Person or a Subsidiary of the specified Person; (b) any Person in which the specified Person and its subsidiaries collectively hold a fifty percent (50%) or greater equity interest; (c) any partnership or similar organization in which the specified Person or subsidiary of the specified Person is a general partner; or (d) any Person the management of which is directly or indirectly controlled by the specified Person and its Subsidiaries through the exercise of voting power, by contract or otherwise.

“Tax” means any U.S. or non U.S. federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, intangible property, recording, occupancy, sales, use, transfer, registration, value added minimum, estimated or other tax of any kind whatsoever, including any interest, additions to tax, penalties, fees, deficiencies, assessments, additions or other charges of any nature with respect thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund or credit or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

ARTICLE II

THE SHARE EXCHANGE

II.1 Share Exchange. In accordance with and subject to the provisions of this Agreement and the Nevada Revised Statutes (the “Code”), at the Effective Time, TransportUS shall become a wholly-owned subsidiary of AGSS, and AGSS shall be its only shareholder and shall continue in its existence with one owner, AGSS. Pursuant to the Share Exchange, the Shareholder is relinquishing all 1,000 TransportUS common shares, constituting all issued and outstanding shares of TransportUS (the “TransportUS Shares”), and is acquiring 3,000,000 AGSS Shares, representing 3.11% of the outstanding Common Stock of AGSS. 1,500,000 shares of Common Stock to be issued at the Effective Time and 1,500,000 shares of Common Stock to be issued upon the renewal of the LB Contract.

II.2 Stock Transfer Books. Effective immediately after the Share Exchange, the stock transfer books of TransportUS shall be closed for this transaction.

II.3 Restriction on Transfer. The Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Share Exchange Shares or any available exemption from registration under the Act, the Share Exchange Shares must be held indefinitely. The Parties are aware that the Share Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about AGSS.

II.4 Restrictive Legend. All certificates representing the Exchange Shares shall contain an appropriate restrictive legend.

II.5 Closing. The closing of the transactions contemplated by this Agreement and the Collateral Documents, if any, (the “Closing”) shall take place via conference call at the offices of McMurdo law Group, LLC, 1185 Avenue of the Americas, 3rd Floor, NY 10036, or at such other location as the parties may agree concurrent with the signing hereof (the “Closing Date”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF AGSS

AGSS represents and warrants to the Shareholder that the statements contained in this ARTICLE III are correct and complete as of the date of this Agreement and, except as provided in Section 7.1, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ARTICLE III, except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date and except for Changes contemplated or permitted by this Agreement).

III.1 Organization and Qualification. AGSS is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. AGSS has all requisite power and authority to own, lease and use its assets as they are currently owned, leased and used and to conduct its business as it is currently conducted. AGSS is duly qualified or licensed to do business in and is in good standing in each jurisdiction in which the character of the properties owned, leased or used by it or the nature of the activities conducted by it make such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed would not have a Material Adverse Effect on AGSS or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of AGSS to perform its obligations under this Agreement or any of the Collateral Documents.

III.2 Capitalization.

(a) The authorized capital stock and other ownership interests of AGSS, a Nevada corporation, consists of 500,000,000 common shares of Common Stock, of which 93,418,292 were issued and outstanding as of September 25, 2023. AGSS has 25,000,000 shares of Preferred Stock authorized, with 0 shares issued and outstanding. All of the outstanding AGSS Common Stock have been duly authorized and are validly issued, fully paid and non-assessable.

(b) Other than what has been described herein or in AGSS’s filings via EDGAR, there are no outstanding or authorized options, warrants, purchase rights, preemptive rights or other contracts or commitments that could require AGSS to issue, sell, or otherwise cause to become outstanding any of its capital stock or other ownership interests (collectively “Options”).

(c) All of the issued and outstanding shares of AGSS Common Stock have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and have been issued in compliance with applicable securities laws and other applicable Legal Requirements or transfer restrictions under applicable securities laws.

III.3 Authority and Validity. AGSS has all requisite corporate power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement (subject to the receipt of any necessary consents, approvals, authorizations or other matters referred to herein). The execution and delivery by AGSS of, the performance by AGSS of its obligations under, and the consummation by AGSS of the transactions contemplated by, this Agreement have been duly authorized by all requisite action of AGSS (subject to the approval of AGSS Shareholder as contemplated herein). This Agreement has been duly executed and delivered by AGSS and (assuming due execution and delivery by the Shareholder and approval by AGSS Shareholder) is the legal, valid and binding obligation of AGSS, enforceable against it in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general equitable principles. Upon the execution and delivery of the Collateral Documents by each Person (other than by the Shareholder) that is required by this Agreement to execute, or that does execute, this Agreement or any of the Collateral Documents, and assuming due execution and delivery thereof by the Shareholder, the Collateral Documents will be the legal, valid and binding obligations of AGSS, enforceable against AGSS in accordance with their respective terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general equitable principles.

III.4 No Breach or Violation. Subject to obtaining the consents, approvals, authorizations, and orders of and making the registrations or filings with or giving notices to Regulatory Authorities and Persons identified herein, the execution, delivery and performance by AGSS of this Agreement and the Collateral Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of AGSS under, or result in the creation or imposition of any Encumbrance upon AGSS, AGSS assets, AGSS Business or AGSS Common Stock by reason of the terms of (i) the articles of incorporation, by laws or other charter or organizational document of AGSS or any Subsidiary of AGSS, (ii) any material contract, agreement, lease, indenture or other instrument to which AGSS is a party or by or to which AGSS, or the assets may be bound or subject and a violation of which would result in a Material Adverse Effect on AGSS, (iii) any order, judgment, injunction, award or decree of any arbitrator or Regulatory Authority or any statute, law, rule or regulation applicable to AGSS or (iv) any Permit of AGSS, which in the case of (ii), (iii) or (iv) above would have a Material Adverse Effect on AGSS or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of AGSS to perform its obligations under this Agreement or any of the Collateral Documents.

III.5 Consents and Approvals. Except for requirements described in Schedule 3.5, no consent, approval, authorization or order of, registration or filing with, or notice to, any Regulatory Authority or any other Person is necessary to be obtained, made or given by AGSS in connection with the execution, delivery and performance by AGSS of this Agreement or any Collateral Document or for the consummation by AGSS of the transactions contemplated hereby or thereby, except to the extent the failure to obtain any such consent, approval, authorization or order or to make any such registration or filing would not have a Material Adverse Effect on AGSS or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of AGSS to perform its obligations under this Agreement or any of the Collateral Documents.

III.6 Intellectual Property. AGSS warrants that it has good title to or the right to use all material company intellectual property rights and all material inventions, processes, designs, formulae, trade secrets and know how necessary for the operation of AGSS Business without the payment of any royalty or similar payment.

III.7 Compliance with Legal Requirements. AGSS has operated its business in compliance with all Legal Requirements applicable to AGSS except to the extent the failure to operate in compliance with all material Legal Requirements would not have a Material Adverse Effect on AGSS or Material Adverse Effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents.

III.8 Litigation. There are no outstanding judgments or orders against or otherwise affecting or related to AGSS, AGSS Business or AGSS assets and there is no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to AGSS’s knowledge, threatened that, if adversely determined, would have a Material Adverse Effect on AGSS or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents, except as noted in the Company’s financial statements published on OTC Markets or documented by AGSS to the Shareholder.

III.9 Taxes. AGSS has duly and timely filed in proper form all Tax Returns for all Taxes required to be filed with the appropriate Regulatory Authority, and has paid all taxes required to be paid in respect thereof except where such failure would not have a Material Adverse Effect on AGSS, except where, if not filed or paid, the exception(s) have been documented by AGSS to the Shareholder.

III.10 Books and Records. The books and records of AGSS accurately and fairly represent AGSS Business and its results of operations in all material respects.

III.11 Brokers or Finders. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by AGSS and/or its Affiliates/Representatives in connection with the transactions contemplated by this Agreement, neither AGSS, nor any of its Affiliates/Representatives have incurred any obligation to pay any brokerage or finder’s fee or other commission in connection with the transaction contemplated by this Agreement.

III.12 Disclosure. No representation or warranty of AGSS in this Agreement or in the Collateral Documents and no statement in any certificate furnished or to be furnished by AGSS pursuant to this Agreement contained, contains or will contain on the date such agreement or certificate was or is delivered, or on the Closing Date, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

III.13 No Undisclosed Liabilities. AGSS is not subject to any material liability (including unasserted claims), absolute or contingent, which is not shown or which is in excess of amounts shown or reserved for in the balance sheet as of December 31, 2022, other than liabilities of the same nature as those set forth in AGSS’ financial statements and reasonably incurred in the ordinary course of its business after December 31, 2022.

III.14 Disclosed Liabilities. All liabilities disclosed by AGSS shall be paid from AGSS’s accounts receivable when and as is due. Any Liabilities, disclosed or undisclosed, shall be the sole obligation of AGSS.

III.15 Absence of Certain Changes. Since December 31, 2022, AGSS has not: (a) suffered any material adverse change in its financial condition, assets, liabilities or business; (b) contracted for or paid any capital expenditures; (c) incurred any indebtedness or borrowed money, issued or sold any debt or equity securities, declared any dividends or discharged or incurred any liabilities or obligations except in the ordinary course of business as heretofore conducted; (d) mortgaged, pledged or subjected to any lien, lease, security interest or other charge or encumbrance any of its properties or assets; (e) paid any material amount on any indebtedness prior to the due date, forgiven or cancelled any material amount on any indebtedness prior to the due date, forgiven or cancelled any material debts or claims or released or waived any material rights or claims; (f) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance); (g) acquired or disposed of any assets or incurred any liabilities or obligations; (h) made any payments to its affiliates or associates or loaned any money to any person or entity; (i) formed or acquired or disposed of any interest in any corporation, partnership, limited liability company, joint venture or other entity; (j) entered into any employment, compensation, consulting or collective bargaining agreement or any other agreement of any kind or nature with any person. Or group, or modified or amended in any respect the terms of any such existing agreement; (k) entered into any other commitment or transaction or experience any other event that relates to or affect in any way this Agreement or to the transactions contemplated hereby, or that has affected, or may adversely affect AGSS Business, operations, assets, liabilities or financial condition; or (1) amended its Articles of Incorporation or By-laws, except as otherwise contemplated herein.

III.16 Contracts. A true and complete list of all contracts, agreements, leases, commitments or other understandings or arrangements, written or oral, express or implied, to which AGSS is a party or by which it or any of its property is bound or affected requiring payments to or from, or incurring of liabilities by, AGSS in excess of $10,000 (the “Contracts”). AGSS has complied with and performed, in all material respects, all of its obligations required to be performed under and is not in default with respect to any of the Contracts, as of the date hereof, nor has any event occurred which has not been cured which, with or without the giving of notice, lapse of time, or both, would constitute a default in any respect there under. To the best knowledge of AGSS, no other party has failed to comply with or perform, in all material respects, any of its obligations required to be performed under or is in material default with respect to any such Contracts, as of the date hereof, nor has any event occurred which, with or without the giving of notice, lapse of time or both, would constitute a material default in any respect by such party there under. AGSS knows of and has no reason to believe that there are any facts or circumstances which would make a material default by any party to any contract or obligation likely to occur subsequent to the date hereof.

III.17 Permits and Licenses. AGSS has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its business. AGSS has not received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of which to obtain would materially and adversely affect its business.

III.18 Assets Necessary to Business. AGSS owns or leases all properties and assets, real, personal, and mixed, tangible and intangible, and is a party to all licenses, permits and other agreements necessary to permit it to carry on its business as presently conducted.

III.19 Labor Agreements and Labor Relations. AGSS has no collective bargaining or union contracts or agreements. AGSS is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practices; there are no charges of discrimination or unfair labor practice charges” or complaints against AGSS pending or threatened before any governmental or regulatory agency or authority; and, there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or affecting AGSS.

III.20 Employment Arrangements. AGSS has no employment or consulting agreements or arrangements, written or oral, which are not terminable at the will of AGSS, or any pension, profit-sharing, option, other incentive plan, or any other type of employment benefit plan as defined in ERISA or otherwise, or any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance or other benefits. No employee of AGSS is in violation of any employment agreement or restrictive covenant.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

The Shareholder represents and warrants to AGSS that the statements contained in this ARTICLE IV are correct and complete as of the date of this Agreement and, except as provided in Section 8.1, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ARTICLE IV, except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date and except for Changes contemplated or permitted by the Agreement).

IV.1 Organization and Qualification. TransportUS has all requisite power and authority to own, lease and use TransportUS’ assets as they are currently owned, leased and used and to conduct its business as it is currently conducted. TransportUS is duly qualified or licensed to do business in and are each in good standing in each jurisdiction in which the character of the properties owned, leased or used by it or the nature of the activities conducted by it makes such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on TransportUS or a Material Adverse Effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of TransportUS or the Shareholder to perform their obligations under this Agreement or any of the Collateral Documents.

IV.2 Capitalization.

(a) The authorized capital stock of TransportUS is 1,000 shares of common stock. All outstanding shares of TransportUS Common Stock are owned by the Shareholder. TransportUS has no shares of preferred stock authorized. The shares of TransportUS Common Stock are duly issued and outstanding, and have been duly authorized, validly issued and outstanding and fully paid and non-assessable, which shares are Exchanged hereby, as above provided.

(b) There no outstanding or authorized options, warrants, purchase rights, preemptive rights or other contracts or commitments that could require TransportUS or any of its Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock or other ownership interests.

(c) All of the issued and outstanding shares of the TransportUS capital stock have been duly authorized and are validly issued and outstanding, fully paid and non-assessable (with respect to Subsidiaries that are corporations) and have been issued in compliance with applicable securities laws and other applicable Legal Requirements.

IV.3 Authority and Validity. The Shareholder has all requisite power to execute and deliver to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Collateral Documents. The execution and delivery by the Shareholder and the performance by the Shareholder of their obligations under, and the consummation by the Shareholder of the transactions contemplated by, this Agreement and the Collateral Documents have been duly authorized by all requisite action of the Shareholder. This Agreement has been duly executed and delivered (assuming due execution and delivery by the Shareholder) is the legal, valid and binding obligation of the Shareholder, enforceable in accordance with its terms except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general equitable principles. Upon the execution and delivery by the Shareholder of the Collateral Documents to which it is a party, if any, and assuming due execution and delivery thereof by the other parties thereto, the Collateral Documents will be the legal, valid and binding obligations, enforceable in accordance with their respective terms except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general equitable principles.

IV.4 No Breach or Violation. Subject to obtaining the consents, approvals, authorizations, and orders of and making the registrations or filings with or giving notices to Regulatory Authorities and Persons identified herein, the execution, delivery and performance by the Shareholder of this Agreement and the Collateral Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of the Shareholder under, or result in the creation or imposition of any Encumbrance upon the property of the Shareholder by reason of the terms of (i) the articles of incorporation, by laws or other charter or organizational document of TransportUS, (ii) any contract, agreement, lease, indenture or other instrument to which any the Shareholder or TransportUS are a party or by or to which the Shareholder or TransportUS or their property may be bound or subject and a violation of which would result in a Material Adverse Effect on the Shareholder or TransportUS taken as a whole, (iii) any order, judgment, injunction, award or decree of any arbitrator or Regulatory Authority or any statute, law, rule or regulation applicable to the Shareholder or TransportUS or (iv) any Permit of TransportUS or subsidiary, which in the case of (ii), (iii) or (iv) above would have a Material Adverse Effect on TransportUS or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Shareholder or TransportUS to perform its obligations hereunder or there under.

IV.5 Consents and Approvals. Except for requirements under applicable United States or state securities laws, no consent, approval, authorization or order of, registration or filing with, or notice to, any Regulatory Authority or any other Person is necessary to be obtained, made or given by the Shareholder in connection with the execution, delivery and performance by them of this Agreement or any Collateral Documents or for the consummation by them of the transactions contemplated hereby or thereby, except to the extent the failure to obtain such consent, approval, authorization or order or to make such registration or filings or to give such notice would not have a Material Adverse Effect on the Shareholder, in the aggregate, or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Shareholder to perform their obligations under this Agreement or any of the Collateral Documents.

IV.6 Compliance with Legal Requirements. TransportUS’s business has operated in compliance with all material Legal Requirements including, without limitation, the Securities Act applicable to TransportUS, except to the extent the failure to operate in compliance with all material Legal Requirements, would not have a Material Adverse Effect on TransportUS or a Material Adverse Effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents.

IV.7 Litigation. There are no outstanding judgments or orders against or otherwise affecting or related to TransportUS, or the business or assets; and there is no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to the best knowledge of either of the Shareholder, threatened that, that has not been disclosed and if adversely determined, would have a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents.

IV.8 Ordinary Course. Since the date of its most recent balance sheet, dated December 31, 2022, there has not been any occurrence, event, incident, action, failure to act or transaction involving TransportUS, which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on TransportUS.

IV.9 Assets and Liabilities. As of the date of this Agreement, neither TransportUS nor any of its Subsidiaries has any Assets or Liability, except for the Liabilities disclosed in the balance sheet disclosed to AGSS through the date hereof.

IV.10 Taxes. TransportUS, and any Subsidiaries, has duly and timely filed in proper form all Tax Returns for all Taxes required to be filed with the appropriate Governmental Authority, except where such failure to file would not have a Material Adverse Effect on TransportUS.

IV.11 Books and Records. The books and records of TransportUS and any Subsidiaries accurately and fairly represent the TransportUS Business and its results of operations in all material respects. All accounts receivable and inventory of the TransportUS Business are reflected properly on such books and records in all material respects.

IV.12 Financial and Other Information. To the knowledge of the Shareholder, TransportUS’s financial statements do not contain (directly or by incorporation by reference) any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (or incorporated therein by reference), in light of the circumstances under which they were or will be made, not misleading.

IV.13 Brokers or Finders. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by TransportUS and/or its Affiliates/Representatives in connection with the transactions contemplated by this Agreement, neither TransportUS, nor any of its Affiliates/Representatives have incurred any obligation to pay any brokerage or finder’s fee or other commission in connection with the transaction contemplated by this Agreement.

IV.14 Disclosure. No representation or warranty of the Shareholder in this Agreement or in the Collateral Documents and no statement in any certificate furnished or to be furnished by the Shareholder pursuant to this Agreement contained, contains or will contain on the date such agreement or certificate was or is delivered, or on the Closing Date, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

IV.15 Filings. TransportUS is not subject to filings required by the Securities Act of 1933, as amended, and the Exchange Act of 1934, as amended.

IV.16 Conduct of Business. Prior to the Closing Date, TransportUS shall conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of AGSS, except in the regular course of business. Except as otherwise provided herein, TransportUS shall not amend its Articles of Incorporation or By-Laws, declare dividends, redeem or sell stock or other securities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any material balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount or enter into any other transaction other than in the regular course of business.

ARTICLE V

COVENANTS OF AGSS

Between the date of this Agreement and the Closing Date:

V.1 Additional Information. AGSS shall provide to the Shareholder and his Representatives such financial, operating and other documents, data and information relating to AGSS, AGSS Business and AGSS’ assets and liabilities, as the Shareholder or his Representatives may reasonably request. In addition, AGSS shall take all action necessary to enable the Shareholder and his Representatives to review, inspect and review AGSS Assets, AGSS Business and Liabilities of AGSS and discuss them with AGSS’s officers, employees, independent accountants, customers, licensees, and counsel. Notwithstanding any investigation that the Shareholder may conduct of AGSS, AGSS Business, AGSS Assets and the Liabilities of AGSS, the Shareholder may fully rely on AGSS’s warranties, covenants and indemnities set forth in this Agreement.

V.2 Consents and Approvals. As soon as practicable after execution of this Agreement, AGSS shall use commercially reasonable efforts to obtain any necessary consent, approval, authorization or order of, make any registration or filing with or give any notice to, any Regulatory Authority or Person as is required to be obtained, made or given by AGSS to consummate the transactions contemplated by this Agreement and the Collateral Documents.

V.3 Non-circumvention. It is understood that in connection with the transactions contemplated hereby, AGSS will not, and it will cause its directors, officers, employees, agents and representatives not to attempt, directly or indirectly, (i) to contact any party introduced to it by the Shareholder, or (ii) deal with, or otherwise become involved in any transaction with any party which has been introduced to it by the Shareholder, without the express written permission of the introducing party. Any violation of the covenant shall be deemed an attempt to circumvent the Shareholder, and the party so violating this covenant shall be liable for damages in favor of the circumvented party.

V.4 No Solicitations. From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to ARTICLE X, AGSS will not nor will it authorize or permit any of its officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by it, directly or indirectly, (i) solicit or initiate the making, submission or announcement of any other acquisition proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to any other acquisition proposal, (iii) engage in discussions with any Person with respect to any other acquisition proposal, except as to the existence of these provisions, (iv) approve, endorse or recommend any other acquisition proposal or (v) enter into any letter of intent or similar document or any contract agreement or commitment contemplating or otherwise relating to any other acquisition proposal.

V.5 Notification of Adverse Change. AGSS shall promptly notify the Shareholder of any material adverse Change in the condition (financial or otherwise) of AGSS.

V.6 Notification of Certain Matters. AGSS shall promptly notify the Shareholder of any fact, event, circumstance or action known to it that is reasonably likely to cause AGSS to be unable to perform any of its covenants contained herein or any condition precedent in ARTICLE VII not to be satisfied, or that, if known on the date of this Agreement, would have been required to be disclosed to the Shareholder pursuant to this Agreement or the existence or occurrence of which would cause any of AGSS’s representations or warranties under this Agreement not to be correct and/or complete. AGSS shall give prompt written notice to the Shareholder of any adverse development causing a breach of any of the representations and warranties in ARTICLE III as of the date made.

V.7 The Company Disclosure Schedule. For purposes of determining the satisfaction of any of the conditions to the obligations of the Shareholder in ARTICLE VII, AGSS disclosures shall be deemed to include only (a) the information contained therein on the date of this Agreement and (b) information provided by written supplements delivered prior to Closing by AGSS that (i) are accepted in writing by a majority of the Shareholder, or (ii) reflect actions taken or events occurring after the date hereof prior to Closing.

V.8 State Statutes. AGSS and its Board of Directors shall, if any state takeover statute or similar law is or becomes applicable to the Share Exchange, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Share Exchange and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Share Exchange, this Agreement and the transactions contemplated hereby.

V.9 Conduct of Business. Prior to the Closing Date, AGSS shall conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the Shareholder, except in the regular course of business. Except as otherwise provided herein, AGSS shall not amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any material balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.

V.10 Filings. Until closing, AGSS will timely file all reports and other documents relating to the operation of AGSS required to be filed, which reports and other documents do not and will not contain any misstatement of a material fact, and do not and will not omit any material fact necessary to make the statements therein not misleading.

ARTICLE VI

COVENANTS OF THE SHAREHOLDER

Between the date of this Agreement and the Closing Date,

VI.1 Additional Information. The Shareholder shall provide to AGSS and its Representatives such financial, operating and other documents, data and information relating to TransportUS, the TransportUS Business and the TransportUS Assets and the Liabilities of the TransportUS and its Subsidiaries, as AGSS or its Representatives may reasonably request. In addition, the Shareholder shall take all action necessary to enable AGSS and its Representatives to review and inspect the TransportUS Assets, the TransportUS Business and the Liabilities of TransportUS and discuss them with AGSS’s officers, employees, independent accountants and counsel. Notwithstanding any investigation that AGSS may conduct of TransportUS, the TransportUS Business, the TransportUS Assets and the Liabilities of the TransportUS, AGSS may fully rely on the Shareholder’s warranties, covenants and indemnities set forth in this Agreement.

VI.2 No Solicitations. From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to ARTICLE X, the Shareholder will not nor will he authorize or permit any of TransportUS’s officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained, directly or indirectly, (i) solicit or initiate the making, submission or announcement of any other acquisition proposal, (ii) participate in any discussions or negotiations reAGSSing, or furnish to any person any non-public information with respect to any other acquisition proposal, (iii) engage in discussions with any Person with respect to any other acquisition proposal, except as to the existence of these provisions, (iv) approve, endorse or recommend any other acquisition proposal or (v) enter into any letter of intent or similar document or any contract agreement or commitment contemplating or otherwise relating to any other acquisition proposal.

VI.3 Notification of Adverse Change. The Shareholder shall promptly notify AGSS of any material adverse Change in the condition (financial or otherwise) of TransportUS.

VI.4 Consents and Approvals. As soon as practicable after execution of this Agreement, the Shareholder shall use his commercially reasonable efforts to obtain any necessary consent, approval, authorization or order of, make any registration or filing with or give notice to, any Regulatory Authority or Person as is required to be obtained, made or given by the Shareholder to consummate the transactions contemplated by this Agreement and the Collateral Documents.

VI.5 Notification of Certain Matters. The Shareholder shall promptly notify AGSS of any fact, event, circumstance or action known to him that is reasonably likely to cause TransportUS to be unable to perform any of its covenants contained herein or any condition precedent if not to be satisfied, or that, if known on the date of this Agreement, would have been required to be disclosed to AGSS pursuant to this Agreement or the existence or occurrence of which would cause the Shareholder’ representations or warranties under this Agreement not to be correct and/or complete. The Shareholder shall give prompt written notice to AGSS of any adverse development causing a breach of any of the representations and warranties in ARTICLE IV.

VI.6 The TransportUS Executive Summary. The Shareholder shall, from time to time prior to Closing, supplement the TransportUS business plan with additional information that, if existing or known to it on the date of this Agreement, would have been required to be included therein.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF TRANSPORTUS AND THE SHAREHOLDER

All obligations of TransportUS and the Shareholder under this Agreement shall be subject to the fulfillment at or prior to Closing of each of the following conditions, it being understood that the Parties may, in their sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part.

VII.1 Accuracy of Representations. All representations and warranties of AGSS contained in this Agreement, the Collateral Documents and any certificate delivered by any of AGSS at or prior to Closing shall be, if specifically qualified by materiality, true in all respects and, if not so qualified, shall be true in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for representations and warranties expressly stated to be made as of the date of this Agreement or as of another date other than the Closing Date and except for Changes contemplated or permitted by this Agreement.

VII.2 Covenants. AGSS shall, in all material respects, have performed and complied with each of the covenants, obligations and agreements contained in this Agreement and the Collateral Documents that are to be performed or complied with by them at or prior to Closing.

VII.3 Consents and Approvals. All consents, approvals, permits, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Regulatory Authority or Person as provided herein.

VII.4 Delivery of Documents. AGSS shall have delivered, or caused to be delivered, to the Shareholder the following documents, unless waived by the Shareholder:

(i) Copies of AGSS articles of incorporation and bylaws and resolutions of the board of directors of AGSS authorizing the execution of this Agreement and the Collateral Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby.

(ii) Such other documents and instruments as the Shareholder may reasonably request: (A) to evidence the accuracy of AGSS’s representations and warranties under this Agreement, the Collateral Documents and any documents, instruments or certificates required to be delivered hereunder; (B) to evidence the performance by AGSS of, or the compliance by AGSS with, any covenant, obligation, condition and agreement to be performed or complied with by AGSS under this Agreement and the Collateral Documents; or (C) to otherwise facilitate the consummation or performance of any of the transactions contemplated by this Agreement and the Collateral Documents.

(iii)

VII.5 No Material Adverse Change. Since the date hereof, there shall have been no material adverse Change in AGSS’s assets, AGSS Business or the financial condition or operations of AGSS, taken as a whole.

ARTICLE VIII

CONDITIONS PRECEDENT TO OBLIGATIONS OF AGSS

All obligations of AGSS under this Agreement shall be subject to the fulfillment at or prior to Closing of the following conditions, it being understood that AGSS may, in its sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part.

VIII.1 Accuracy of Representations. All representations and warranties of TransportUS and the Shareholder contained in this Agreement and the Collateral Documents and any other document, instrument or certificate delivered by TransportUS or the Shareholder at or prior to the Closing shall be, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, shall be true and correct in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for representations and warranties expressly stated to be made as of the date of this Agreement or as of another date other than the Closing Date and except for Changes contemplated or permitted by this Agreement.

VIII.2 Covenants. TransportUS and the Shareholder shall, in all material respects, have performed and complied with each obligation, agreement, covenant and condition contained in this Agreement and the Collateral Documents and required by this Agreement and the Collateral Documents to be performed or complied with by the Shareholder at or prior to Closing.

VIII.3 Consents and Approvals. All consents, approvals, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Regulatory Authority or Person as provided herein.

VIII.4 Delivery of Documents. TransportUS and the Shareholder shall have executed and delivered, or caused to be executed and delivered, to AGSS the following documents:

Documents and instruments as AGSS may reasonably request: (A) to evidence the accuracy of the representations and warranties of the Shareholder and TransportUS under this Agreement and/or the Collateral Documents and any documents, instruments or certificates required to be delivered hereunder; (B) to evidence the performance by the Shareholder of, or the compliance by the Shareholder with, any covenant, obligation, condition and agreement to be performed or complied with by the Shareholder under this Agreement and the Collateral Documents; or (C) to otherwise facilitate the consummation or performance of any of the transactions contemplated by this Agreement and the Collateral Documents.

VIII.5 No Material Adverse Change. There shall have been no material adverse change in the business, financial condition or operations of TransportUS and its Subsidiaries, if any, taken as a whole.

VIII.6 No Litigation. No action, suit or proceeding shall be pending or threatened by or before any Regulatory Authority and no Legal Requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement and the Collateral Documents that would: (i) prevent consummation of any of the transactions contemplated by this Agreement and the Collateral Documents; (ii) cause any of the transactions contemplated by this Agreement and the Collateral Documents to be rescinded following consummation; or (iii) have a Material Adverse Effect on TransportUS.

ARTICLE IX

INDEMNIFICATION

IX.1 Indemnification by AGSS. AGSS shall indemnify, defend and hold harmless (i) the Shareholder, (ii) any the Shareholder’s assigns and successors in interest to AGSS Shares, and (iii) each of the Shareholder, members, partners, directors, officers, managers, employees, agents, attorneys and representatives, from and against any and all Losses which may be incurred or suffered by any such party and which may arise out of or result from any breach of any material representation, warranty, covenant or agreement of AGSS contained in this Agreement. All claims to be assorted hereunder must be made for the first anniversary of the Closing.

IX.2 Indemnification by the Shareholder. TransportUS and the Shareholder shall indemnify, defend and hold harmless AGSS from and against any and all Losses which may be incurred or suffered by any such party hereto and which may arise out of or result from any breach of any material representation, warranty, covenant or agreement of the Shareholder contained in this Agreement. All claims to be assorted hereunder must be made for the first anniversary of the Closing.

IX.3 Notice to Indemnifying Party. If any party (the “Indemnified Party”) receives notice of any claim or other commencement of any action or proceeding with respect to which any other party (or parties) (the “Indemnifying Party”) is obligated to provide indemnification pursuant to Sections 9.1 or 9.2, the Indemnified Party shall promptly give the Indemnifying Party written notice thereof, which notice shall specify in reasonable detail, if known, the amount or an estimate of the amount of the liability arising here from and the basis of the claim. Such notice shall be a condition precedent to any liability of the Indemnifying Party for indemnification hereunder, but the failure of the Indemnified Party to give prompt notice of a claim shall not adversely affect the Indemnified Party’s right to indemnification hereunder unless the defense of that claim is materially prejudiced by such failure. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed) unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 9.4.

IX.4 Defense by Indemnifying Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a Person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding (i) if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim (subject to any limitations on such liability contained in this Agreement) and (ii) if it provides assurances, reasonably satisfactory to the Indemnified Party, that it will be financially able to satisfy such claims in full if the same are decided adversely. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, it may use counsel of its choice to prosecute such defense, subject to the approval of such counsel by the Indemnified Party, which approval shall not be unreasonably withheld or delayed. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense; provided, however, that if the Indemnified Party, in its sole discretion, determines that there exists a conflict of interest between the Indemnifying Party (or any constituent party thereof) and the Indemnified Party, the Indemnified Party (or any constituent party thereof) shall have the right to engage separate counsel, the reasonable costs and expenses of which shall be paid by the Indemnified Party. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall take all steps necessary to pursue the resolution thereof in a prompt and diligent manner. The Indemnifying Party shall be entitled to consent to a settlement of, or the stipulation of any judgment arising from, any such claim or legal proceeding, with the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that no such consent shall be required from the Indemnified Party if (i) the Indemnifying Party pays or causes to be paid all Losses arising out of such settlement or judgment concurrently with the effectiveness thereof (as well as all other Losses theretofore incurred by the Indemnified Party which then remain unpaid or unreimbursed), (ii) in the case of a settlement, the settlement is conditioned upon a complete release by the claimant of the Indemnified Party and (iii) such settlement or judgment does not require the encumbrance of any asset of the Indemnified Party or impose any restriction upon its conduct of business.

ARTICLE X

TERMINATION

X.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to it being fully executed, or thereafter:

(a) by mutual written agreement of the Shareholder and AGSS hereto duly authorized by action taken by or on behalf of the respective Boards of Directors; or

(b) by either AGSS or the Shareholder upon notification to the non-terminating party by the terminating party:

(i) if the terminating party is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in this Agreement such that the conditions will not be satisfied; provided, however, that if such breach is curable by the non-terminating party and such cure is reasonably likely to be completed prior to the Closing Date; or

(ii) if any court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have issued an order making illegal or otherwise permanently restricting, preventing or otherwise prohibiting the Share Exchange and such order shall have become final.

(c) Effect of Termination. If this Agreement is validly terminated by either AGSS or the Shareholder pursuant to Section 10.1, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of the parties hereto, except that nothing contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement.

ARTICLE XI

MISCELLANEOUS

XI.1 Parties Obligated and Benefited. This Agreement shall be binding upon the Parties and their respective successors by operation of law and shall inure solely to the benefit of the Parties and their respective successors by operation of law, and no other Person shall be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other Party, no Party may assign this Agreement or the Collateral Documents or any of its rights or interests or delegate any of its duties under this Agreement or the Collateral Documents.

XI.2 Publicity. All press release shall be joint press releases between AGSS and TransportUS and each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Share Exchange and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Regulatory Authorities (including any national securities inter dealer quotation service) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities inter dealer quotation service.

XI.3 Notices. Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this Section as promptly as practicable thereafter). Notices shall be addressed as follows:

If to the Shareholder or TransportUS:	Lawrence Garcia 5470 W. Spruce Avenue, Suite 102 Fresno, CA 93722

If to AGSS:	Lawrence Garcia 5470 W. Spruce Avenue, Suite 102 Fresno, CA 93722

XI.4 Addresses. Any Party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section.

XI.5 Attorneys’ Fees. In the event of any action or suit based upon or arising out of any alleged breach by any Party of any representation, warranty, covenant or agreement contained in this Agreement or the Collateral Documents, the prevailing Party shall be entitled to recover reasonable attorneys’ fees and other costs of such action or suit from the other Party.

XI.6 Headings. The Article and Section headings of this Agreement are for convenience only and shall not constitute a part of this Agreement or in any way affect the meaning or interpretation thereof.

XI.7 Choice of Law. This Agreement and the rights of the Parties under it shall be governed by and construed in all respects in accordance with the laws of the State of Nevada, without giving effect to any choice of law provision or rule.

XI.8 Rights Cumulative. All rights and remedies of each of the Parties under this Agreement shall be cumulative, and the exercise of one or more rights or remedies shall not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

XI.9 Further Actions. The Parties shall execute and deliver to each other, from time to time at or after Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

XI.10 Time of the Essence. Time is of the essence under this Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act shall be extended to the next succeeding Business Day.

XI.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

XI.12 Entire Agreement. This Agreement (including the Exhibits, disclosures made as to AGSS, the TransportUS financial statements and any other documents, instruments and certificates referred to herein, which are incorporated in and constitute a part of this Agreement) contains the entire agreement of the Parties.

XI.13 Survival of Representations and Covenants. Notwithstanding any right of the Shareholder to fully investigate the affairs of AGSS and notwithstanding any knowledge of facts determined or determinable by the Shareholder pursuant to such investigation or right of investigation, the Shareholder shall have the right to rely fully upon the representations, warranties, covenants and agreements of AGSS contained in this Agreement. Each representation, warranty, covenant and agreement of AGSS contained herein shall survive the execution and delivery of this Agreement and the Closing and shall thereafter terminate and expire on the first anniversary of the Closing Date unless, prior to such date, the Shareholder have delivered to AGSS a written notice of a claim with respect to such representation, warranty, covenant or agreement.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

Dated: October 20, 2023

TransportUS Inc.

By:	/s/ Lawrence Garcia
Name:	Lawrence Garcia
Title:	President

Ameriguard Security Services, Inc.

By:	/s/ Lawrence Garcia
Name:	Lawrence Garcia
Title:	Chief Executive Officer